As filed with the Securities and Exchange Commission on February 1, 2001. Registration No. 333-41342

==============================================================================

             U.S. Securities and Exchange Commission
                      Washington, D.C. 20549


                            FORM SB-2

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                         (AMENDMENT NO. 3)

           GALTECH SEMICONDUCTOR MATERIALS CORPORATION
           --------------------------------------------
          (Name of small business issuer in its charter)


          Utah                       334414                   87-0427597
          -----                      ------                   ----------
(State or jurisdiction of     (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization) Classification Code Number) Identification No.)

                        923 West 500 North
                        Lindon, Utah 84042
                          (801) 785-6294
                          --------------
  (Address and telephone number of principal executive offices)

                        923 West 500 North
                        Lindon, Utah 84042
                        ------------------
             (Address of principal place of business
             or intended principal place of business)

                         David R. Porter
                        923 West 500 North
                        Lindon, Utah 84042
                        ------------------
    (Name, address and telephone number of agent for service)

                            Copies to:
                   Branden T. Burningham, Esq.
                  455 East 500 South, Suite 500
                    Salt Lake City, Utah 84111
                          (801) 363-7411

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [_]

     If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

==============================================================================

                          CALCULATION OF REGISTRATION FEE

Title of
Each                                  Proposed       Proposed
Class of                              Maximum        Maximum
Securities          Amount            Offering       Aggregate   Amount of
to be               to be             Price per      Offering    Registration
Registered          Registered        Share (1)      Price (1)   Fee
----------          ----------        ---------   ---------      ---

Common Stock
underlying          1,000,000     $1.28125      $1,281,250        $338.25
Warrants(2) . . . . shares

==============================================================================

(1) Estimated solely for the purpose of calculating the registration fee under Rule 457(c) under the Securities Act on the basis of the average of the bid and asked price of our common stock as quoted on the OTC Electronic Bulletin Board on June 15, 2000.

(2) In accordance with Rule 416 under the Securities Act of 1933, as amended, a presently indeterminable number of shares of common stock are registered hereunder which may be issued in the event the anti-dilution provision of the Warrants becomes operative.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                 GALTECH SEMICONDUCTOR MATERIALS CORPORATION
                       1,000,000 Shares of Common Stock

          This prospectus covers an aggregate of 1,000,000 shares of our common stock, which may be sold, from time to time, by one of our stockholders, Verity Global Financial, LLC.

          Our common stock is quoted on the OTC Bulletin Board of the National Association of Securities Dealers, Inc., under the symbol "GTSM."

          These securities involve a high degree of risk. See the caption "Risk Factors," beginning on page 4 of this prospectus.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

          The date of this prospectus is __________, 2001.

                           TABLE OF CONTENTS

Prospectus Summary. . . . . . . . . . . . . . . . . . . . . . . . . . . 3

Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

Forward-Looking Information . . . . . . . . . . . . . . . . . . . . . . 6

Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

Determination of Offering Price and Dilution. . . . . . . . . . . . . . 7

Selling Security Holder  . . . . . . . . . . . . . . . . . . . . . . . .7

Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . .8

Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . .10

Directors, Executive Officers, Promoters and Control Persons . . . . . 11

Security Ownership of Certain Beneficial Owners and Management . . . . 13

Description of Securities . . . . . . . . . . . . . . . . . . . . . . .15

Interest of Named Experts and Counsel . . . . . . . . . . . . . . . . .17

Disclosure of Commission Position on Indemnification for Securities . .17 Act Liabilities

Description of Business . . . . . . . . . . . . . . . . . . . . . . .  19

Management's Discussion and Analysis or Plan of Operation . . . . . . .27

Description of Property . . . . . . . . . . . . . . . . . . . . . . . .32

Certain Relationships and Related Transactions . . . . . . . . . . . . 32

Market for Common Equity and Related Stockholder Matters . . . . . . . 34

Executive Compensation . . . . . . . . . . . . . . . . . . . . . . . . 35

Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . 38

Changes in and Disagreements with Accountants on Accounting and . . . .75
Financial Disclosure

Available Information . . . . . . . . . . . . . . . . . . . . . . . . .75

Dealer Prospectus Delivery Obligations . . . . . . . . . . . . . . . . 75

                             PROSPECTUS SUMMARY

                     GALTECH SEMICONDUCTOR MATERIALS, INC.
                     -------------------------------------

                                 The Company
                                 -----------

          Galtech conducts research and development of a reliable method for growing large, single crystal semiconductor material using cadmium telluride and cadmium zinc telluride.

          Our principal executive offices are located at 923 West 500 North, Lindon, Utah 84042. Our telephone number is (801) 785-6294.

                           The Offering
                           ------------

Securities offered by us . . .  None

Securities that may be sold
by our stockholders . . . . . . 1,000,000 shares of our common stock.  These shares underlie warrants that we have granted to Verity Global Financial, LLC, a Texas limited liability company.

Use of proceeds . . . . . . . . We will not receive any money from the selling stockholder when it sells its shares of common stock.

Offering Price . . . . . . . . .Market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices or at fixed prices, all of which may change. On January 25, 2001, the price of our common stock as quoted on the OTC Bulletin Board was $0.375.

Transfer Agent . . . . . . . . .American Registrar & Transfer Company,
                                342 East 900 South, Salt Lake City, Utah
                                84110, serves as the transfer agent and
                                registrar for our outstanding securities.

          We have agreed to pay all costs and expenses relating to the registration of our common stock, but the selling stockholder will be responsible for any related commissions, taxes, attorney's fees and related charges in connection with the offer and sale of these securities. Verity may sell its common stock through one or more broker-dealers, and these broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from Verity.

                             RISK FACTORS
                             ------------

          Our limited operating history creates uncertainty about our chances of success.
-----------

          Although Galtech was incorporated in 1984, it stopped operating in 1990 and has only recently recommenced its operations. You should be aware of the difficulties that new companies in a highly competitive industry normally encounter. We have limited evidence that our business plans will prove successful or that we will be able to market our products successfully. We can not assure you that we will be able to operate profitably in the future.

          If we can not prove our production technology, we may have to cease operations.
-----------

          To date, we have been unsuccessful in our efforts to develop a consistent, reliable method for producing high quality, round wafers of cadmium telluride. We can not guarantee that we will succeed. If we fail in these efforts, we will have no product to sell and no source of revenue and our business is likely to fail.

          Our history of losing money creates uncertainty about our ability to make a profit in the future.
----------------------------

          During the past three and one-half years, we have received gross revenues of only $42,000. We have had increasingly large net losses in each fiscal year. In the foreseeable future, we are likely to report losses on an annual basis. We can not assure you that our business operations will ever be profitable.

If Verity does not exercise its warrants, we may ultimately have to cease operations.
-----------

          We have granted to Verity warrants to purchase up to 1,000,000 shares of our common stock at a price of $0.25. We plan to use any proceeds from the warrant exercises for research and development. If Verity does not exercise its warrants, we will have enough money to conduct these activities only until April, 2001. If we are not able to produce marketable amounts of cadmium telluride wafers by then, we will have to obtain additional funding before continuing our operations.

          A weakening economy may make it harder for us to sell any products we develop.
-----------

          Any substantial downturn in economic conditions or any significant price decreases in the semiconductor industry could reduce our sales of any product we may develop and would make it harder for us to earn a profit. Economic conditions such as inflation may also make attractive financing rates for Galtech or its customers unavailable and may also make it more difficult for us to receive future funding and revenues.

          Unless we create a source of revenue, we will not be able to stay in business.
---------

          We will have no source of revenue until we have shown that we can produce marketable amounts of high quality cadmium telluride. Our operations are still in a research and development phase. We can not assure you that we will succeed in our production efforts. If we are unsuccessful, we will have to cease operations.

          The auditor's "going concern" opinion in our financial statements creates additional doubt about our ability to stay in business.
---------------------------------------------------------------

          The Independent Auditors' Report issued with our audited financial statements for the calendar years ended December 31, 1999, and 1998, expresses "substantial doubt about [our] ability to continue as a going concern," due to our status as a development stage company and our lack of significant operating results.

          If we do not get additional financing, our operations will fail.
          ----------------------------------------------------------------

          Galtech will need substantial additional funding in order to refine its production model and begin producing enough cadmium telluride to sell. We will use this funding to upgrade our control software and to purchase three additional production furnaces and equipment. If we can not get this financing, we will be able to produce only small amounts of our product and we may be unable to produce enough material to become profitable. We can not assure you that we will be able to raise enough funding to make our operations viable.

          If we lose Dr. Pratt or Mr. Porter, we may have trouble locating replacement personnel with enough technical expertise.
------------------------------------------------------

          Our research and development operations depend heavily upon the technical expertise of William F. Pratt and David R. Porter. The loss of either Dr. Pratt or Mr. Porter will seriously limit these activities and will delay our efforts to create a marketable product. Because of the highly specialized nature of cadmium telluride research, we would probably have difficulty finding technical personnel to replace them. Galtech does not carry "key man" insurance on the lives of Dr. Pratt or Mr. Porter.

          Our research and development program will be delayed because our management does not have to spend very much time on our activities.
-------------------------------------------------------------------

          Other entities employ our officers full-time. Our officers have not been able to devote their full time to Galtech's affairs due to delays in funding. Because of their time commitments, we expect that management will devote only part time attention to Galtech's activities, at least until Galtech has tested and refined it production methods and is able to produce marketable amounts of product.

          Our limited resources may make us unable to compete in a rapidly changing industry.
------------------

         Our limited capital resources could make us unable to develop new technologies or to respond to our competitors' technological changes. This could make our products obsolete. If we do not make products that users want to buy, we will have to go out of business.

          Our officers' potential conflicts of interest may make it harder for us to proceed with our planned operations.
------------------------------------------

          Our directors and officers may become officers, directors, controlling shareholders or partners of other entities engaged in a variety of businesses not related to Galtech's business. Potential conflicts of interest exist due to time, effort and corporate opportunity involved in participation with these other business entities.

         You will not be able to sell your shares of our common stock if an established public market does not develop.
-------------------------------------------

         The public market for our common stock is very limited. We can not guarantee that an established market will develop. If we are not able to develop an established market, our investors may not be able to sell our shares.

                       FORWARD-LOOKING INFORMATION
                       ---------------------------

          This prospectus contains "forward-looking" information within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this prospectus involve known and unknown risks, uncertainties and other factors that could cause actual results, financial or operating performance to differ from the future results, financial or operating performance or achievements expressed or implied by these forward-looking statements. You should read the prospectus summary and the "Risk Factors" section along with the more detailed information , financial statements and the notes to the financial statements in this prospectus before you decide whether to purchase the common stock described in this prospectus.

                         USE OF PROCEEDS
                         ---------------

          Galtech will not receive any part of the proceeds from Verity's sale of our common stock.

           DETERMINATION OF OFFERING PRICE AND DILUTION
                 --------------------------------------------

          We will not receive any money from Verity when it sells its shares of common stock. Verity may sell all or part of its shares in private transactions or in the over-the-counter market at prices related to the prevailing prices of our common stock at the time of negotiation. Because we can not accurately predict the prices of these sales, we can not accurately estimate the amount of any dilution that may result from the purchase of these shares. However, the net tangible book value of our common stock on September 30, 2000, was $0.013 per share. Net tangible book value per share is determined by subtracting our total liabilities from our total tangible assets and dividing the remainder by the number of shares of common stock outstanding.

          We can not assure you that any public market for our common stock will equal or exceed the sales price of the shares of common stock sold by our stockholders. Purchasers of the shares face the risk that their shares will not be worth what they paid for them.

                     SELLING SECURITY HOLDER
                     ------------------------

          The following table shows the following information for Verity:

     The number of shares of our common stock that it beneficially owned as of January 25, 2001 and covered by this prospectus; and

     The number of shares to be retained after this offering, if any.

                                               Common Stock (1)
                                               ----------------


                    Number of Shares    Number of Shares    Number of Shares
Name of Selling     Owned Prior to      Registered in       Beneficially Owned
Stockholder         the Offering        the Offering        after the Offering
-----------         ------------        ------------        ------------------

Verity Global       2,000,000 (2)       1,000,000           1,000,000
Financial, LLC

     (1) We assume that Verity will not purchase any shares of common stock under this offering.

     (2) Of this amount, Verity now holds 200,000 "unregistered" and "restricted" shares. An additional 1,000,000 shares underlie warrants to purchase the shares at a price of $0.25 per share and are the shares being registered in this offering. Verity has also agreed to purchase 800,000 "unregistered" and "restricted" shares within 90 days of the effective date of the registration statement of which this prospectus is a part.

                       PLAN OF DISTRIBUTION
                       --------------------

          We are registering the shares of our common stock covered by this prospectus.

          We will pay the costs, expenses and fees of registering the common stock, but Verity will pay any underwriting or brokerage commissions and similar selling expenses relating to the sale of shares of its common stock.

          Verity may sell our common stock at market prices prevailing at the time of the sale, at prices related to the prevailing market prices, at negotiated prices or at fixed prices, any of which may change. Verity may sell some or all of its common stock through:

               Ordinary broker's transactions, which may include long or short sales;

               Purchases by brokers, dealers or underwriters as principal and resale by those purchasers for their own accounts under this prospectus;

               Market makers or into an existing market for the common stock;

               Transactions in options, swaps or other derivatives; or

               Any combination of the selling options described in this prospectus, or by any other legally available means.

          In addition, Verity may enter into hedging transactions with broker-dealers, who may engage in short sales of our common stock in the course of hedging the positions they assume. Finally, Verity may enter into options or other transactions with broker-dealers that require the delivery of our common stock to those broker-dealers. Subsequently, the shares may be resold under this prospectus.

          In its selling activities, Verity will have to comply with applicable provisions of the Securities Exchange Act of 1934, and its rules and regulations, including Regulation M. These may limit Verity's timing of purchases and sales of our common stock.

          Verity and any broker-dealers involved in the sale or resale of our common stock may qualify as "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933. In addition, the broker-dealers' commissions, discounts or concessions may qualify as underwriters' compensation under the Securities Act of 1933. If any broker-dealer or Verity qualifies as an "underwriter," it will have to deliver our prospectus as required by Section 154 of the Securities Act of 1933. In addition, any broker-dealer that participates in a distribution of these shares will not be able to bid for, purchase or attempt to induce any person to bid for or purchase as long as it is participating in the distribution. The ability of participating broker-dealers to stabilize the price of our shares will also be restricted.

          If it sells our shares to or through brokers, dealers or agents, Verity may agree to indemnify these brokers, dealers or agents against liabilities arising under the Securities Act of 1933. We do not know of any existing arrangements between Verity and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of our common stock.

          In addition to selling its common stock under this prospectus, Verity may:

               Transfer its common stock in other ways not involving market makers or established trading markets, including by gift, distribution or other transfer; or

               Sell its common stock under Rule 144 of the Securities Act of 1933, if the transaction meets the requirements of Rule 144.

          We have advised Verity that, during the time it is engaged in distribution of its common stock, it must comply with Rule 10b-5 and Regulation M under the Securities Exchange Act of 1934. It must do all of the following under those rules:

               Not engage in any stabilization activity in connection with our common stock;

               Furnish each broker who may be offering our common stock on its behalf the number of copies of this prospectus required by each broker;

               Not bid for or purchase any of our common stock or attempt to induce any person to purchase any of our common stock, other than as permitted under the Securities Exchange Act of 1934;

               Not use any device to defraud;

               Not make any untrue statement of material fact or fail to state any material fact; and

               Not engage in any act that would operate as a fraud or deceit on any person in connection with the purchase or sale of our shares.

          To the extent that it may be an "affiliated purchaser," as defined in Regulation M, Verity has been further advised that it must coordinate its sales under this prospectus with us for the purposes of Regulation M.

          To the extent required by the Securities Act of 1933, a supplemental prospectus will be filed, disclosing:

               The name of any broker-dealers;

               The number of securities involved;

               The price at which the securities are to be sold;

               The commissions paid or discounts or concessions allowed to the broker-dealers, where applicable;

               That the broker-dealers did not conduct any investigation to verify the information set out in this prospectus, as supplemented; and

               Other facts material to the transaction.

          In addition to the registered shares covered by this prospectus, Verity owns 200,000 "unregistered" and "restricted" shares and has agreed to purchase an additional 800,000 "unregistered" and "restricted" shares within 90 days of the effective date of the registration statement of which this prospectus is a part. Once Verity has held these shares for one year, it will be able to begin selling these shares under Rule 144 of the Securities and Exchange Commission. Under Rule 144, Verity will be able to sell up to one percent of our total outstanding shares or the average weekly trading volume of our shares, whichever is greater, during any three month period. Other restrictions will apply to Verity's sale of "unregistered" and "restricted" shares. For example, we will have to have current publicly available information about Galtech and its operations. Verity will also have to sell these shares in unsolicited market transactions and will not be able to pay any consideration in connection with its sales, other than the usual and customary broker's transactions. On March 24, 2001, Verity will have held its 200,000 "unregistered" and "restricted" shares for one year.

          There is no assurance that Verity will sell any of our common stock.

                        LEGAL PROCEEDINGS
                        -----------------

          We are not a party to any pending legal proceeding. To the knowledge of management, no federal, state or local governmental agency is presently contemplating any proceeding against us. No director, executive officer or other person who may be deemed to be an "affiliate" of Galtech or owner of record or beneficially of more than five percent of our common stock is a party adverse to Galtech or has a material interest adverse to Galtech in any proceeding.

          A judgment in the amount of $40,563 was entered against us in December, 1992. This amount is included as an account payable in the Company's consolidated financial statements.

   DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
   ------------------------------------------------------------

          The following table sets forth the names of all of our current directors and executive officers. These persons will serve until the next annual meeting of the stockholders or until their successors are elected or appointed and qualified, or their prior resignations or terminations.

                                  Date of         Date of
                    Positions    Election or     Termination
Name                  Held       Designation   or Resignation
----                  ----       -----------   --------------

William F. Pratt      CEO             8/98            *
                      President       8/98            *

S. Kent Holt          Executive VP    8/98            *
                      Director        8/98            *

Worth P. Allred       VP, Research
                      & Development   9/91            *
                      Director        9/91            *

David R. Porter       Secretary/      8/98            *
                      Treasurer       8/98            *
                      Director        8/98            *


          * These persons presently serve in the capacities indicated.

Business Experience.
--------------------

          William F. Pratt, Chief Executive Officer and President. Dr. Pratt is 52 years old. He received his undergraduate engineering degree in 1970 from the United States Military Academy at West Point. He also holds a Masters in Engineering Management degree from the Brigham Young University Marriott School of Management and a Ph.D. in Mechanical Engineering from Brigham Young University. Dr. Pratt consulted for the Defense Advanced Research Projects Agency, Metron, Cimetrix and Galtech from 1995 to August 1998. Dr. Pratt has invented several patent-pending technologies dealing with composite materials and machine design. He is the President of Patterned Fiber Composites, Inc., a startup software and engineering company that is developing products for the aerospace and sports equipment markets. He started that company in November 1997. Dr. Pratt has successfully negotiated and obtained two Small Business Innovative Research Contracts with the United States government to do leading edge research in damped composite structural materials. He has developed analysis software, production machinery, test equipment and prototype products dealing with this new and innovative material. Dr. Pratt closely supervises and oversees all aspects of company business including marketing, technology development, financial statement preparation and human resources. He holds several patents relating to the composite technology. This technology is not directly related to Galtech's business.

          S. Kent Holt, Executive Vice President and Director. Mr. Holt, age 47, holds an executive MBA degree from Washington University in St. Louis and Bachelor of Science degrees in Nutrition and Food Science and Business Administration from Utah State University. From 1995 to August 1998, Mr. Holt was Director, New Products with the Corn Products Division of CPC International, where he directed the New Product Marketing, Product Development and Applications Research groups and directed cross-functional product development teams vital to creating new business for the company.

          Worth P. Allred, Vice President, Research and Development, Director. Mr. Allred is 74 years of age. He has over 40 years of experience in semiconductor compound materials and is one of the world's leading experts in the field of crystal growth. Mr. Allred received a Masters degree in Nuclear Physics from Brigham Young University in 1953. He has spent the past five years conducting research in cadmium telluride and cadmium zinc telluride crystal growth at Galtech. Mr. Allred has published over 33 papers in the area of crystal growth.

          David R. Porter, Secretary/Treasurer and Director. Mr. Porter, age 43, worked for the Maricopa County Facilities Department in Phoenix Arizona, from 1991 to 1997, in addition to consulting with Galtech in the development of a crystal growth furnace and software for control systems. Mr. Porter is currently employed by Patterned Fiber Composites, Inc. as shop foreman. Patterned Fiber Composites shares its facilities with Galtech. He continues to direct our manufacturing facilities development. Galtech has the exclusive license to distribute, use, make and sublease U. S. Patent No. 5,625,241, which Mr. Porter co-invented. This technology relates to a carousel electric motor generator system. We are not currently using the license for the patent, and we have no immediate plans to do so.

Time Commitments by Management.
-------------------------------

          Dr. Pratt and David Porter currently devote about 10 hours per week to Galtech's business, for which they are not compensated. Dr. Pratt has committed to spend 20 or more hours per week on Galtech's business once we have received full funding. Once we have received funding, Mr. Porter has also committed to spend 20 or more hours per week assisting Dr. Pratt in the development and management of our technology. Dr. Pratt and Mr. Porter will adjust their time commitments upward as necessary. Kent Holt is currently managing our marketing efforts on a part-time basis and will devote five or more hours per week as necessary. Worth Allred serves as a senior scientist for crystal growth technology and has committed to spend up to 20 hours per week on our business as necessary.

Significant Employees.
----------------------

         We do not currently have any employees who are not executive officers, but who are expected to make a significant contribution to our business.

Family Relationships.
---------------------

         There are no family relationships between any director or executive officer.

Involvement in Certain Legal Proceedings.
-----------------------------------------

        During the past five years, no present or former director, executive officer or person nominated to become a director or an executive officer of
Galtech:

          (1) was a general partner or executive officer of any business against which any bankruptcy petition was filed, either at the time of the bankruptcy or two years prior to that time;

          (2) was convicted in a criminal proceeding or named subject to a pending criminal proceeding, excluding traffic violations and other minor offenses;

          (3) was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

          (4) was found by a court of competent jurisdiction in a civil action, the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
        --------------------------------------------------------------

          The following table sets forth the share holdings of our directors and executive officers and those persons who owned more than five percent of our common stock as of January 25, 2001:

                      Number of Shares           Percentage
Name and Address     Beneficially Owned           of Class (1)
----------------     ------------------           --------


William F. Pratt           1,000,000                  6.2%
1184 East 830 South
Pleasant Grove, Utah
84062

                                13



S. Kent Holt                 382,560 (2)              2.4%
18320 Lochner Road
Spencerville, Indiana
46788

Worth P. Allred            1,000,000 (3)              6.2%
Post Office Box 120
Moroni, Utah
84646

David R. Porter              989,717                  6.1%
286 W. Thorneberry Way
Pleasant Grove, Utah
84062

William Tunnell            1,000,000 (4)              6.2%
20165 N. 67th Ave., #122A
Glendale, Arizona 85308

Russell R. Chapman           500,003                  3.0%
1242 N. Palm Springs Dr.
Gilbert, Arizona
85234

W. D. Newman               1,000,000                  6.2%
3647 Sky Harbor Drive
Coeur d'Alene, Idaho
83814

Firm International
Group Trust (5)              898,000                  5.6%
550 South 76th Place
Mesa, Arizona 85208

Verity Global Financial,   1,600,000 (6)              9.8%
LLC
3621 Frankford Drive
Suite 328
Dallas, Texas 75287


          (1) These figures take into account the potential issuance of 1,400,000 shares of our common stock that Verity is required or entitled to purchase within 90 days of the effective date of the registration statement of which this prospectus is a part. See footnote (6).

          (2) Does not include options to acquire an additional 500,000 shares. See the caption "Executive Compensation" of this prospectus.

          (3) A total of 800,000 of these shares are held in joint tenancy with Mr. Allred's wife.

          (4) We are holding these shares until Mr. Tunnell performs certain obligations under our Agreement for Financial Public Relations Services. See the caption "Certain Relationships and Related Transactions."

          (5) Bruce Chapman, the adult son of Russell R. Chapman, is the sole trustee of Firm International Group Trust. No other person has control over this entity. Bruce Chapman's brothers and sisters and their children are the sole beneficiaries of Firm International Group Trust.

          (6) This figure includes: (i) 200,000 shares that Verity currently owns; (ii) 600,000 shares that Verity is entitled to purchase on the effective date of the registration statement of which this prospectus is a part; and (iii) 800,000 shares that Verity is required to purchase 90 days after the effective date of the registration statement. Under the Securities Purchase Agreement, Verity also has the right to exercise a supplemental warrant to purchase 400,000 shares of our common stock 90 days after the effective date of the registration statement. If it purchases these securities, it will beneficially own approximately 12% of our then-outstanding shares, assuming that we do not issue or cancel any shares in the meantime. V. L. Farmer, who is the managing director and the sole control person of Verity, may be considered the beneficial owner of these securities.

Changes in Control.
-------------------

          To the knowledge of management, there are no present arrangements or pledges of our securities which may result in a change in control of Galtech.

                    DESCRIPTION OF SECURITIES
                    -------------------------

          We have one class of securities authorized. This class consists of 200,000,000 shares of common voting stock with a par value of $0.00025 per share. The holders of our common stock are entitled to one vote per share on each matter submitted to a vote at a meeting of stockholders. The shares of common stock do not carry cumulative voting rights in the election of directors.

          Our common stockholders have no pre-emptive rights to acquire additional shares of common stock or other securities. The common stock carries no subscription or conversion rights. All shares of common stock now outstanding are fully paid and non-assessable.

          Our common stock is currently quoted on the OTC Bulletin Board of the NASD. However, there has been no "established public market" for our common stock during the last five years. If we ever meet the eligibility requirements, we may try to qualify for quotation on either NASDAQ or a national securities exchange. However, at least initially, our stock will probably trade on the OTC Bulletin Board.

          There is no correlation between the market price of our common stock and its book value. As of September 30, 2000, the net book value of a share of our common stock was $0.013. The average closing bid price during the quarterly period ended on that date was $1.03125 per share. That amount does not necessarily bear any relationship to our asset value, net worth or other established criteria of value. You should not consider it indicative of Galtech's actual value or the market price of its common stock.

          Our common stock is "penny stock" as defined in Reg. Section 240.3a51-1 of the Securities and Exchange Commission. Penny stocks are stocks:

               with a price of less than five dollars per share;

               that are not traded on a "recognized" national exchange;

               whose prices are not quoted on the NASDAQ automated quotation system; or

               in issuers with net tangible assets less than $2,000,000, if the issuer has been in continuous operation for at least three years, or $5,000,000, if in continuous operation for less than three years, or with average revenues of less than $6,000,000 for the last three years.

          Section 15(g) of the Securities Exchange Act of 1934 and Reg.
Section 240.15g-2 of the Securities and Exchange Commission require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before making any transaction in a penny stock for the investor's account. You are urged to obtain and read this disclosure carefully before purchasing any of our shares.

          Reg. Section 240.15g-9 of the Securities and Exchange Commission requires broker-dealers in penny stocks to approve the account of any investor for transactions in these stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to:

               get information about the investor's financial situation, investment experience and investment goals;

               reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor can evaluate the risks of penny stock transactions;

               provide the investor with a written statement setting forth the basis on which the broker-dealer made his or her determination; and

               receive a signed and dated copy of the statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment goals.

          Compliance with these requirements may make harder for our investors to resell their shares to third parties.

          Of the 14,844,018 shares of our common stock that were issued and outstanding on January 25, 2001, 8,062,213 shares are "restricted." Approximately 7,862,213 of these "restricted" shares are currently eligible for resale under Rule 144 of the Securities and Exchange Commission. The remaining 200,000 "restricted" shares will become eligible for resale under Rule 144 by March, 2001.

          Under Rule 144, if certain information about Galtech is publicly available, people who have held our restricted securities for at least one year may sell up to one percent of our outstanding common stock or the average weekly reported volume in our common stock. Under Rule 144(k), non-affiliates may make unlimited sales of our restricted stock if they have held our shares for two years. Future sales under Rule 144 or Rule 144(k) could depress the market price of our shares.

          Outstanding Options, Warrants and Calls
          ---------------------------------------

          On May 26, 2000, Galtech and Verity executed a Securities Purchase Agreement under which we issued to Verity warrants to purchase up to 1,000,000 shares of our common stock at a price of $0.25 per share. A total of 600,000 of these warrants were designated "Initial Warrants" and are exercisable for 30 days after the effective date of the registration statement of which this prospectus is a part. The remaining 400,000 warrants are called "Supplemental Warrants." They are exercisable for a 30-day period beginning 90 calendar days after the effective date of the registration statement. The 1,000,000 shares of common stock underlying the warrants are the only securities covered by this prospectus or the registration statement.

          In addition to the warrants, Verity agreed to purchase 800,000 "unregistered" and "restricted" shares of our common stock for a total purchase price of $200,000. The purchase price is payable 90 calendar days after the effective date of the registration statement. See the caption "Management's Discussion and Analysis" of this prospectus.

          Other than the warrants and Mr. Holt's options to acquire up to 500,000 shares of the our common stock at a price of $0.27 per share, there are no outstanding warrants, options or calls with respect to our common stock. See the caption "Executive Compensation" of this prospectus.

              INTEREST OF NAMED EXPERTS AND COUNSEL
              -------------------------------------

          We have included our financial statements as of December 31, 1999, in reliance on the report of Jones, Jensen & Company, which is now known as "HJ & Associates, LLC", independent certified public accountants, appearing elsewhere, and upon the authority of that firm as experts in accounting and auditing.

          We have not hired any expert or counsel on a contingent basis. No expert or counsel will receive a direct or indirect interest in Galtech, and no such person was a promoter, underwriter, voting trustee, director, officer or employee of Galtech.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
                             LIABILITIES
                             -----------

          Section 16-10a-902(1) of the Utah Revised Business Corporation Act authorizes a Utah corporation to indemnify any director against liability incurred in any proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

          Section 16-10a-902(4) prohibits a Utah corporation from indemnifying a director in a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in a proceeding in which the director was adjudged liable on the basis that he or she improperly received a personal benefit. Otherwise, Section 16-10a-902(5) allows indemnification for reasonable expenses incurred in connection with a proceeding by or in the right of a corporation.

          Unless limited by the Articles of Incorporation, Section 16-10a-905 authorizes a director to apply for indemnification to the court conducting the proceeding or another court of competent jurisdiction. Section 16-10a-907(1) extends this right to officers of a corporation as well.

          Unless limited by the Articles of Incorporation, Section 16-10a-903 requires that a corporation indemnify a director who was successful, on the merits or otherwise, in defending any proceeding to which he or she was a party against reasonable expenses incurred in connection with that defense.
Section 16-10a-907(1) extends this protection to officers of a corporation as well.

         Under Section 16-10a-904(1), the corporation may advance a director's expenses incurred in defending any proceeding upon receipt of an undertaking and a written affirmation of his or her good faith belief that he or she has met the standard of conduct specified in Section 16-10a-902. Unless limited by the Articles of Incorporation, Section 16-10a-907(2) extends this protection to officers, employees, fiduciaries and agents of a corporation as well.

          Regardless of whether a director, officer, employee, fiduciary or agent has the right to indemnity under the Utah Revised Business Corporation Act, Section 16-10a-908 allows the corporation to purchase and maintain insurance on his or her behalf against liability resulting from his or her corporate role.

          This is only a summary of the indemnification provisions of the Utah Revised Business Corporation Act.

          Neither our Articles of Incorporation, as amended, nor our Bylaws contain any provisions about indemnification of our directors and executive officers. However, the provisions of the Utah Revised Business Corporation Act will apply.

          If indemnification for liabilities arising under the Securities Act of 1933 is permitted to directors, officers and controlling persons of Galtech under these provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                     DESCRIPTION OF BUSINESS
                     -----------------------

Business Development.
---------------------

          Galtech was organized on June 18, 1984, for the purpose of investing "in new products, properties and/or businesses which may have potential for profit."

          At inception, Galtech was authorized to issue 50,000,000 shares of common voting stock, par value $0.001 per share, with fully-paid stock not to be liable for further call or assessment.

          Charter Amendments
          ------------------

          Since its inception, Galtech has amended its Articles of Incorporation as follows:

               On January 29, 1986, changed its name to "Galtech, Inc. and amended Article IV of the Articles of Incorporation to provide the authority to issue 200,000,000 shares of $0.00025 par value common stock, with fully paid stock not to be liable for further call or assessment.

               On September 9, 1986, changed its name to "Galtech
               Semiconductor Materials Corporation.

               On February 24, 1995, effected a 20-to-one reverse split of its outstanding shares, with fractional shares rounded to a whole share.

          Unless otherwise indicated, all computations in this prospectus take into account these adjustments.

          General History
          ---------------

          Galtech began operating in approximately January, 1986. We conducted research and development of a process for manufacturing cadmium telluride and the renovation of a manufacturing facility to produce our products. Cadmium telluride is a compound used in the production of semiconductors. A fire destroyed our facilities in 1990 and we have only recently recommenced our semiconductor development activities.

          On February 28, 1995, we acquired all of the issued and outstanding common stock of Commodity Recovery Corporation, a Utah corporation, in exchange for 500,000 "unregistered" and "restricted" shares of our common stock. CRC was organized on October 31, 1994, for the purpose of marketing products for destroying aflatoxin, a cancer-causing substance found in grain and other foodstuffs.

          Also on February 28, 1995, we issued 4,200,000 "unregistered" and "restricted" shares of common stock in exchange for all of the issued and outstanding common stock of Energy Recovery Corporation, an Arizona corporation. ERC was incorporated on February 7, 1994, for the purpose of developing and producing alternative energy sources.

          When we acquired them, neither CRC nor ERC had any assets or operations. After its acquisition, CRC developed a treatment method using ammonia vapor to destroy aflatoxin. In 1997, management decided to narrow its focus to the development of its semiconductor materials and ceased further development of its aflatoxin technology. The State of Utah has administratively dissolved CRC for failure to file its annual report.

          On April 29, 1997, ERC was awarded a patent on a carousel electric generator that was designed to provide a high level of electrical power in a compact structure. We have conducted preliminary testing on the generator and believe that it has potential for use in electric-powered vehicles. We have built an electric vehicle for additional testing. However, due to management's decision to focus on our semiconductor materials operations, we do not plan to spend very much money on our generator project in the foreseeable future. The State of Arizona has administratively dissolved ERC for failure to file its annual report.

          After reviewing the current market for semiconductor materials, in 1997, we began work on modernizing and redesigning our antiquated semiconductor equipment for the purpose of developing a reliable and repeatable process for growing large area, single crystal, bulk cadmium telluride and cadmium zinc telluride semiconductor material. Some of the electronics and controls had not been updated for at least 15 years. Updates to the prototype equipment have included installation of new computers and software, power electronics and improvements to the crystal growth equipment. Future plans for expansion will depend on our success with semiconductor growth.

          Our equipment consists of a walk-in growth furnace area and computer equipment to monitor the crystal growth. It is located at our facility in Lindon, Utah. It is currently in a prototype/research state. We are changing it constantly to incorporate new concepts and to make incremental improvements based on results to date. This will continue as the process is perfected.

Business.
---------

          Our principal operations focus on the development and commercial exploitation of a new and more economical method of growing cadmium telluride and related compounds with zinc and mercury semiconductor compounds.

          Prior to a 1990 fire in our facilities, we had successfully produced cadmium telluride crystal wafers of up to four to six square inches. Previous commercially manufactured cadmium telluride wafers had been only one to two square inches. In addition, we were able to produce round wafers, rather than the customary D-shaped and rectangular wafers. Industry users prefer round wafers.

          We are now concentrating our efforts on refining our methods for producing cadmium telluride and cadmium zinc telluride wafers and reproducing our earlier production results. In the future, depending on the success of our research and development efforts, market conditions and our success with our principal operations, we will consider developing similar crystals made from the following compounds: indium phosphide; indium antimonide; gallium antimonide; and gallium arsenide.

Principal Products or Services and Their Markets.
-------------------------------------------------

          We are attempting to develop a reliable and repeatable process for growing large area, single crystal, cadmium telluride semiconductor material. Each class of semiconductor material has its own unique properties that make it useful for specific applications. Cadmium telluride and cadmium zinc telluride are useful as photo cathodes -- the detector part of the device -- in night vision instruments, focal plane arrays for aerospace guidance and imaging devices and as radiation detectors for medical imaging equipment, to name a few uses. In these applications, the cadmium telluride is used to convert different parts of the light spectrum, such as infrared light, x-rays and gamma rays, into an electronic signal that is used by computers to produce an image for the operator. The market for these devices has traditionally been military due to the high production costs of the cadmium telluride crystals. As the production costs decrease and these devices are adapted for consumer use, we expect the market for cadmium telluride and cadmium telluride compounds of mercury and zinc to expand.

          Worth P. Allred, our senior scientist for crystal research and development, was able to produce large -- four centimeters by three centimeters -- crystalline wafers of cadmium telluride with rocking curve measurements of 9.6 to 20 arc seconds. Arc seconds measure the amount of scatter when a gamma ray is projected onto a material. The lower the reading, the better. Rocking curve measurements indicate how uniform the crystal lattice is in the material. The more uniform the lattice, the fewer flaws in the material and the better the material is at performing its intended function. Previous best measurements were 34 to 50 arc seconds. Washington State University's independent analyses of material produced by Mr. Allred documented the high quality of these wafers. (Khan, A.A., et al., Growth and Structural Properties of Low Defect, Sub-Grain Free CdTe Substrates Grown by the Horizontal Bridgman Technique. Journal of Electronic Materials, Vol. 15, Number 3, 1986. Mr. Allred was one of six co-authors of this paper.)

          Cadmium telluride and cadmium zinc telluride are semiconductor materials used in electronic equipment such as infrared detectors, weapons guidance systems, satellite surveillance, solar cells, deep space communications, infrared night vision devices, tumor detectors, nuclear radiation and gamma detectors, spectrometers for chemical identification, nuclear medicine, astronomy and related applications. (Whitaker, T., Picture This, Compound Semiconductor, Vol. 4 Number 4, 17-20, May 1998).

          A Discover Magazine article cited a July 1997 award to Sandia National Laboratories for development of a compact cadmium zinc telluride sensor. The following is quoted from the award citation: "Since these sensors are compact and work at room temperature, they could be used not only for monitoring plutonium but also for detecting environmental radioactivity, exploring for minerals, and helping doctors find tumors."

          Cadmium telluride can be used in high capacity solar cells. (Galloway, S.A, Characterisation of thin film CdS/CdTe solar cells using electron and optical beam induced current, Solar Energy Materials and Solar Cells, Vol. 57 pp. 61-74, 1999.) Cadmium telluride can also be used in high temperature infrared and near infrared sensors. (Mullins, J.T., Carles, J. and Brinkman, A.W., High temperature optical properties of cadmium telluride, Journal of Applied Physics, Vol. 81, No. 9, pp. 6374-6379, 1997.)

          Cadmium telluride, cadmium zinc telluride and cadmium mercury telluride are difficult to grow in high quality crystalline structures, but are popular in spite of these limitations because of their superior properties in infrared sensing applications. (Whitaker, T., Picture This, Compound Semiconductor, Vol. 4 Number 4, 17-20, May 1998),(Rogalski, A. Optical Engineering. Vol. 36, Pg. 1994.)

          Most of our target markets are in the United States, but potential opportunities are global. The major areas of concentration outside of the United States are Japan, Taiwan, China, Korea, the United Kingdom, Germany, France and Italy. (Private Communication with Sanghamitra Sen, Santa Barbara Research Center, Raytheon, Goleta CA, August, 1998).

          Presently, the only suppliers of specialty semiconductor materials such as cadmium telluride are supplying at extremely high prices and in very small and inconsistent quantities. (Private Communication with Sanghamitra Sen, Santa Barbara Research Center, Raytheon, Goleta CA, August, 1998). Users of this material have expressed a desire for additional suppliers to supplement or improve their current sources of material. (Private Communication with Sanghamitra Sen, Santa Barbara Research Center, Raytheon, Goleta CA, August, 1998). Our goal will be to provide cadmium telluride materials in wafer form at lower cost and in larger amounts than other suppliers. If we are successful in doing this, we expect the interest in cadmium telluride material to increase not only in military and aerospace applications but also in a number of non-military applications, the most notable of which is the medical imaging device area.

          While the military and aerospace markets continue to be attractive markets for us because of the high prices being paid for the cadmium telluride material for focal plane arrays, these markets appear to be less robust and growing at a lower rate than the non-military and non-aerospace markets. While the civilian aerospace demand is growing, the military requirements have been dropping on a year-to-year basis due to cutbacks in government military spending. As a result, we believe that our product will allow us to compete effectively in these important markets where cost and quality are increasingly important.

          The medical imaging market is undergoing a dramatic change and moving beyond X-film technologies. This change involves the use of floroscopic techniques that reduce the x-ray dosage to the patient while providing high definition images. The high degree of clarity in this technology allows the equipment to be used in cardiac procedures on a beating heart as well as standard vascular procedures. Currently, cesium iodide receptors are used in this application. The problem with cesium iodide is that receptors made from this material can only be used in a curved receptor that distorts the image and requires special correction of the image to allow the physician to perform the procedure. Even with correction, the image remains distorted to some degree.

          Cadmium telluride has several advantages over cesium iodide. A flat panel receptor is possible with cadmium telluride detectors. These detectors produce a receptor with reduced size, thickness and weight. A true flat image receptor gives a more constant amount of illumination and is a much better detector for medical procedures. The potential market for devices using this type of receptor is about $750 million dollars per year, with the semiconductor material used in the receptor device being a large part of this value. (Private communicaton, Market Analysis report-Medical Imaging Market, Ross Riches, Consultant, Angola, IN, May 2000).

Distribution Methods of the Products or Services.
-------------------------------------------------

          In the military and aerospace markets, companies such as Rockwell; Raytheon (Santa Barbara Research); Texas Instruments; Hewlett-Packard; ITT; McDonnell Douglas; General Electric and NASA have done work in cadmium telluride device development or production. Each would be a potential customer for Galtech. In the medical imaging area, companies such as GE Medical Systems; Philips Medical Systems; Siemens Medical Systems; Fischer Imaging; Fluoroscan Imaging Systems; Lunar Corp.; Ziehm International Medical Systems and Xiscan Medical are all potential customers and users of this semiconductor material. (Private communicaton, Market Analysis report-Medical Imaging Market, Ross Riches, Consultant, Angola, IN, May 2000).

          If we are successful in our research and development methods for producing high quality, single crystal cadmium telluride, we expect the cost and the market price of cadmium telluride based products to decrease. We believe this will present us with additional market opportunities.

          We plan to use both an in-house sales force and contract brokers to market our products. In our experience, the best and most enduring sales in the semiconductor industry are made through personal contacts and visits to the customer's plant. These will be handled by regional representatives.

Status of any Publicly Announced New Product or Service.
--------------------------------------------------------

         None; not applicable.

Competitive Business Conditions.
---------------------------------

          Crystal growth yields; wafer size and quality; and overhead costs are the three problems that beleaguer each of the companies providing semiconductor materials. As a result, prices range from $900 to $1200 per square inch for a 20 to 30 thousandths inch thick wafer. Due the lack of domestic suppliers capable of supplying consistent high quality material, most military and civilian contractors are forced to grow much of their own cadmium telluride material. They have told us that they would welcome other suppliers of this material. (Private Communication with Sanghamitra Sen, Santa Barbara Research Center, Raytheon, Goleta CA, August, 1998).

          Yields. Our present competitors have difficulty growing monocrystalline structures, or wafers with a single crystal. (Private Communication with Sanghamitra Sen, Santa Barbara Research Center, Raytheon, Goleta CA, August, 1998). The proprietary process that we are developing is designed to provide large area, single crystal cadmium telluride wafers more efficiently, more cost effectively and of a higher quality than our current competitors.

          Wafer Size and Quality. Due to the current small size of cadmium telluride wafers, many device manufacturers have begun experimenting with other wafer materials that could replace cadmium telluride. These manufacturers have met with moderate success, but would prefer to use a cadmium telluride wafer if it was available in sufficient quantities and qualities. (Private Communication with Sanghamitra Sen, Santa Barbara Research Center, Raytheon, Goleta CA, August, 1998).

          Overhead Costs. Using its production protocol, management believes that the manufacturing costs of Galtech's semiconductor compound materials will be approximately one-fourth of the overhead and capital equipment costs of its competitors' methods. We have calculated that we will be able to operate our facility in the near term with four to five people. This should significantly reduce our overhead.

          Major competitors in the production of cadmium telluride are II-VI, Inc., located in Saxonburg, Pennsylvania; and Nippon Mining, Ltd., of Japan. II-VI, Inc., employs approximately 150 people and controls approximately
75 percent of the market for cadmium telluride of one to three square centimeters. Its product is generally cut from large three-inch multi-crystal ingots. Nippon Mining is a major supplier of cadmium telluride to the Japanese market. It also ships to United States users and its materials are reported to be of good quality. We estimate Nippon Mining's market share at approximately five to 10 percent.

Sources and Availability of Raw Materials.
------------------------------------------

          Our source of cadmium telluride is Alfa Aesar, a Johnston Matthey Company, located in Ward Hill, Massachusetts. Alfa Aesar provides cadmium telluride in a variety of forms, including powder and lumps of various sizes. The product is available in purities of 99.999% and 99.99999%. Alfa Aesar's most recent catalog lists a retail price of $1182 for 100 grams of cadmium telluride of 99.99999% purity, and $228 per 100 gms of 99.999% purity. We generally purchase in five kilogram quantities; an average production run uses approximately two kilograms. Cadmium telluride is reusable, with a loss of approximately five percent of the original material with each additional production run. Alfa Aesar is a well-established company and management believes that it will be able to provide as much raw material as Galtech requires.

Dependence on One or a Few Major Customers.
-------------------------------------------

          There is a worldwide shortage of quality cadmium telluride wafers. We expect that there will be sufficient demand for our products for the foreseeable future.

Need for Governmental Approval of Principal Products or Services.
-----------------------------------------------------------------

          To the knowledge of management, our processes and products will not require governmental approval.

Effect of Existing or Probable Governmental Regulations on the Business.
------------------------------------------------------------------------

          As with other manufacturing companies, Galtech's operations will have to comply with state and federal workplace safety and environmental emissions regulations. We intend to take all steps necessary to ensure compliance with these laws and regulations.

          Cadmium telluride is a stable, odorless material when in a solid form. It has a melting point of 1905.8 degrees Fahrenheit. Heat, sparks and open flame can cause it to become unstable. Exposure to cadmium telluride can cause irritation to the eyes, skin and mucous membranes, as well as lung cancer and liver damage. Precautions for safe handling include the use of a respirator, chemical goggles and protective clothing. We will ensure that all employees that handle cadmium telluride comply with these workplace safety requirements. In addition, we have installed an air scrubber in our production furnace to remove cadmium telluride from the air. Galtech intends to dispose of waste in accordance with federal, state and local regulations. Management believes that the costs of compliance with applicable regulations will be less than one percent of gross profits.

Research and Development.
-------------------------

          During the calendar year ending December 31, 1998, we spent $9,553, on crystal growth research and development. In 1999, we spent $25,411 on research and development, of which $7,986 was spent for crystal growth research. The remainder of research and development expenses for 1999 was donated equipment and effort associated with our motor technology as discussed below. For the nine months ended September 2000, expenditures on crystal growth research were $14,751, with $1545 spent on our motor technology. In summary, $33,808 has been spent during the past 33 months on crystal growth research.

          Galtech received $50,000 in the first calendar quarter of 2000 to continue research on crystal growth. At the current level, and assuming no additional funding from investors, Galtech has sufficient funds to pursue meaningful development of the process through March 2001. Our current resources will allow us to conduct no more than five crystal growth trials through that date.

          We have been working on the growth of single crystal cadmium telluride for about two years. During that time, we have conducted four crystal growths. We only have one growth furnace, so any problem with the growth of a crystal will stop all progress until the problem is fixed. This lack of additional furnaces has greatly slowed the development of the process.

          If successful with our growth trials before April 2001, we plan to begin pilot production of material for the purpose of providing samples and, if possible, low volume sales to interested customers. We anticipate that these customers will take from three to nine months to evaluate our material and approve Galtech as a source of supply for cadmium telluride wafers.

          Upon receipt of the anticipated funding from Verity, Galtech will hire personnel and build additional crystal growth equipment to increase the level of research and development effort. We anticipate that Galtech will have enough operating funds for 18 months of intense development effort. See the caption "Management's Discussion and Analysis or Plan of Operation" for a discussion of our research and development plans.

          In 1999, the former president of Galtech and co-inventor of Galtech's motor technology purchased a used automobile, an electric conversion kit, and paid to convert the vehicle from gasoline to electric power. The vehicle was donated to Galtech for baseline testing, performance evaluation, and as a test bed for possible future development of the motor technology. Although we are not actively pursuing development of the technology, interested individuals are donating their time and effort to evaluate the current state of the art. In 2000, we spent a total of $1545 to update the charging system. We do not plan to spend any other significant funds on this project in the near term.

Costs and Effects of Compliance with Environmental Laws.
--------------------------------------------------------

          See the heading "Effect of Existing or Probable Governmental Regulations on Business."

Number of Employees.
--------------------

          Galtech has nine unpaid part-time employees and no full-time employees. During the next 12 months, management expects that we will have approximately three to four full-time employees and no part-time employees.

Reports to Security Holders.
----------------------------

          The National Association of Securities Dealers, Inc. requires that all issuers maintaining quotations of their securities on the OTC Bulletin Board file periodic reports under the Securities Exchange Act of 1934, and Galtech does file periodic reports with the Securities and Exchange Commission under Section 13 of the 1934 Act.

          The public may read and copy any materials that we file with the Securities and Exchange Commission at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of that site is http://www.sec.gov.

          We intend to furnish to our stockholders annual reports containing financial statements audited and reported upon by our independent accounting firm and other periodic reports as we may determine to be appropriate or as may be required by law.

    MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
    ---------------------------------------------------------

          During the next six months, following receipt of the anticipated funding from Verity as discussed below, we plan to perform test production runs. Each production run requires approximately three to four weeks to heat the metal in our furnace and allow it to cool. We have a fully instrumented, custom-designed control program that will allow us to acquire and analyze production data and make appropriate adjustments in the production process.

          In the second six month period after receipt of the anticipated Verity funding, management expects to refocus our engineering effort from the "proof-of-principle" effort of the preceding six months, to a pilot production level. We will seek sufficient funds to allow us to continue our research and development efforts for two years without the need for additional capital. In this regard, on May 26, 2000, we executed the Securities Purchase Agreement with Verity, by which Verity is to give us a total of $500,000 in exchange for 2,000,000 shares of our common stock.

          The terms of the Verity funding are as follows:

          In March, 2000, Verity purchased 200,000 "unregistered" and "restricted" shares of our common stock for $50,000;

          Upon the effectiveness of our Registration Statement on Form SB-2, Verity will have 30 days to exercise a warrant to purchase 600,000 shares at a price of $150,000;

          Beginning on the date that is 90 days after the effective date of the registration statement, Verity will have 30 days to exercise a warrant to purchase 400,000 shares at a price of $100,000;

          On the 90th day after the effective date of the Registration Statement, Verity will purchase 800,000 "unregistered" and "restricted" shares of common stock for $200,000.

          Verity's exercise of the warrants and its purchase of the 800,000 shares for $200,000 are conditioned upon the registration statement becoming effective. If we take a record of common stockholders for the purpose of entitling them to receive a dividend payable in, or other distribution of common stock, the number of warrant shares will be adjusted so that Verity is entitled to purchase the same number of shares as a stockholder who held the same number of shares immediately before the distribution would own immediately after the distribution. The exercise price of each warrant will also be adjusted to equal (i) the current exercise price multiplied by the number of warrants shares; divided by (ii) the number of shares for which the warrant is exercisable immediately after the adjustment. These adjustment procedures will also apply if we conduct any splits or reverse splits of our common stock.

          Also on May 26, 2000, we executed a Registration Rights Agreement with Verity, under which we agreed to register the 1,000,000 shares of common stock underlying the warrants. These shares are all of the securities covered by this prospectus and the registration statement.

          We have allocated the proceeds from this funding to research and development and working capital.

          Under the Securities Purchase Agreement, Verity is required to purchase the 800,000 shares for $200,000, but it is not obligated to exercise its warrants. If we are unable to get the full funding from Verity, and assuming no additional funding from other investors, we have sufficient funds to pursue meaningful development of the process only through March 2001. Unless we get funding from Verity, we do not expect to have enough money to purchase cadmium telluride and other crystal growth supplies after March 2001. If our research and development is successful during this time period, we plan to begin pilot production of material for the purpose of providing samples and if possible, low volume sales to interested customers. We anticipate that these customers will take from three to nine months to evaluate our material and approve Galtech as a source of supply for cadmium telluride wafers.

          If we receive the anticipated funding from Verity, we will hire personnel and build additional crystal growth equipment to increase the level of research and development activity. We expect that Galtech will have enough operating funds for 18 months of intense development effort. Management anticipates that at this increased level of effort we will spend about $25,000 per month during this developmental period. For every $100,000 in additional funding received, we should be able to operate for four months in our current facilities.

          Our goal is to produce high quality, round shaped, single crystal wafers with a high yield process. If Verity or another entity provides full funding, we will pursue four subprojects in an effort to meet our goal:

               Finite Element Model Development -

          Cadmium telluride crystal growth is a very slow process measured in weeks. A system of testing ideas in computer simulation is much quicker and allows for a greater variety of designs. No one has adequately applied a computer simulation system to crystal growth. Our efforts in this area will build on experience that we have gained in the past two years in modeling, refining, and understanding the key parameters for our growth process. From this effort, we expect to verify the growth model by:

               correlating results to our model predictions;

               making adjustments in the model to more accurately reflect actual performance;

               investigating the effects of design changes in the configuration of the growth furnace and the process; and

               finding a better furnace and process design.

               Equipment Upgrade -

          We have already upgraded much of the equipment that we use in the growth and production of crystals. Our lack of funding has restricted the number of furnaces and spare furnace parts available. We hope to use the results of our research and development efforts to improve the components of the furnace. Our goal is to have enough replacement parts to avoid project delays when a key piece of equipment wears out under the extreme heat of the growth process.

               Crystal Design of Experiments

          A design of experiments is the most efficient way to quickly determine the key variables that affect any physical process. It is especially useful in when a process only sporadically produces outstanding results. The purpose of a design of experiments is to identify those variables that have the greatest effect on the quality and reproducibility of the process. We have planned two experiments for this subproject.

          With the resources that we have allocated for this phase, we should be able to produce about 40 cadmium telluride boules, or lumps. In general, every actual crystal growth will first be modeled and tested in a computer simulation many times before we grow it in the laboratory.

          Sixteen boules will be used in Design of Experiments 1. The goal of Design of Experiments 1 will be to:

               verify and adjust the parameters of the computer model;

               identify the main factors affecting the growth process; and

               test two competing design improvements for the process.

          We will combine information from Design of Experiments 1 with information from our computer modeling efforts to adjust the process variables and growth furnace design.

          Galtech plans to use the second 16 boules in Design of Experiments 2, which will take a more detailed look at the main factors identified in Design of Experiments 1 and will attempt to determine the three or four main variables to use in the production of cadmium telluride.

          We will use the final eight boules to verify our selection of optimal process variables from Design of Experiments 2 and to find out whether the process is repeatable. We will perform eight confirmation runs using the best combination of process variables that we identify from Design of Experiments 2 and from our computer testing. Another goal of our confirmation runs will be to establish production costs.

          Galtech will thoroughly analyze each set of experiments, using accepted techniques for assessing crystal quality. We will send parts of exceptional boules to laboratories and potential customers for further analysis.

          If we are successful with our research and development efforts during this time period, we plan to begin pilot production of material for samples and low volume sales to interested customers.

          We have received preliminary results from tests on a boule of our material. Results were delayed because Sandia National Laboratories, the U.S. government laboratory conducting the tests, was not able to cut a boule as large as the one we gave them. As a result, the material had to be sent to on outside firm to be cut into wafers. Because of the quality and size of the single crystal in the boule, Sandia felt compelled to spend more time and money on the evaluation than previously anticipated.

          Overall, Sandia evaluated the boule as being of moderately high to high quality. This evaluation is based on a comparison of our material to material that is currently available from other companies.

          The boule contained areas of very large single crystal. Our own evaluation of the material remaining from the boule after Sandia completed its test revealed three crystals with no rotational twins, or crystals having the same crystal orientation as the main crystal but with a 180 degree phase shift in one of the crystal planes. The largest crystal accounts for about 70% of the total volume of the sample. This means that we should be able to get higher yields than the current industry average for high grade cadmium telluride. The industry average is about 5% to 15%. We are also encouraged by the fact that this test boule was not seeded. Seeding involves the use of an existing crystal to cause a new crystal to solidify and develop the same orientation as the seed crystal. We expect to get even better results in future runs of boules that are not seeded.

          The crystalline material in our boule showed high resistivity. It is unusual for material grown only from cadmium telluride, without the addition of a doping agent, to demonstrate high resistivity. Doping agents give a crystal a positive or negative bias for use in semiconductor substrates. Resistivity is an important characteristic for certain devices and detectors. Doping agents such as zinc are generally added to increase this characteristic. We believe that we will be able to increase the resistivity of our material even more with the addition of a doping agent.

          Sandia computed the rocking curve of our material as 15 arc seconds. We believe this further supports the conclusion that the material was of high quality. We will continue our research and development efforts to refine the process. Although results to date have been encouraging, we have not yet completed the development process and it is difficult to say when we can expect success.

          If our research and development efforts are successful, and if we are able to raise sufficient capital, we expect to be able to begin full-scale production in two years after funding. We can not assure you that we will be successful in any of these endeavors.

          This discussion contains "forward-looking" statements and information, all of which is modified by reference to the caption "Risk Factors."

Results of Operations.
----------------------

          We have not had any material operations since approximately
1990. In anticipation of renewed operations, we have conducted four test crystal growths in the last two years. In January, 2000, we began another experimental crystal growth. The results of a government laboratory analysis of our material are discussed above.

Liquidity and Capital Resources.
--------------------------------

          We received no revenues during the calendar years ended December 31, 1999, and 1998. Net loss for these periods were $729,731 and $464,211, respectively.

          We did not receive any revenues during the nine months ended September 30, 2000. Our net loss during that period was $240,244, as compared to a net loss of $205,305 during the nine months ended September 30, 1999.

          Russell R. Chapman has paid our costs of preparation of this prospectus and the registration statement of which it is a part and related legal work. On July 6, 1999, we issued 1,000,000 "unregistered" and "restricted" shares of our common stock to Mr. Chapman for debt and a subscription valued at $270,000. As of September 30, 2000, the value of this stock subscription receivable was $183,002.

          Galtech is presently located in a facility leased by Patterned
Fiber Composites, Inc. We use the facility rent-free. We have sufficient equipment, supplies and materials to continue our process improvements and engineering analysis for the next six months after funding. Current operations may be characterized as a "proof-of-principle" effort, during which we are testing and refining our production processes. At the end of this six month period, management expects that Galtech will need to raise substantial additional capital from Verity or another source in order to allow it to proceed to the pilot production level.

                            DESCRIPTION OF PROPERTY
                            -----------------------

          Galtech is presently using the facilities of Patterned Fiber Composites, Inc., which employs the Company's President and CEO, William F. Pratt, and its Secretary/Treasurer, David R. Porter. The facilities are located in Lindon, Utah, and are provided rent-free. They consist of approximately 4,800 square feet, of which approximately 1600 square feet is office space and 3,200 is a warehouse and production facility. Patterned Fiber Composites has a two-year lease on the facility, which expires March 31, 2001.

          If Galtech is able to raise sufficient funds through its fundraising efforts with Verity, it will enter into a lease with Patterned Fiber Composites at a monthly rental of $450. If Carbon Fiber Products' lease is terminated or is not renewed after the end of the term, depending on the success of its research and development efforts and the availability of sufficient funds, we will seek out a facility of our own to rent or purchase.

          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
          ----------------------------------------------

Transactions with Management and Others.
----------------------------------------

          During the past two years, the only transactions between members of management, nominees to become a director or executive officer, five percent stockholders, or promoters or persons who may be deemed to be parents of the Company are:

               On June 25, 1998, we issued 550,000 shares of our common stock to William F. Pratt in exchange for services valued at $66,000, or $0.12 per share. These services included approximately 1800 hours' worth of work on the development of our crystal growth process, including modeling and design, as well as his executive services as our President and Chief Executive Officer.

               On June 25, 1998, we issued 500,000 shares of our common stock to S. Kent Holt in exchange for service valued at $60,000, or $0.12 per share. Mr. Holt has assisted us with market analysis, identification of potential strategic partners, and making contact with potential customers. He worked at these tasks full-time from April, 1998, through October of that year. Since then, he has spent about five hours per week working on our business.

               We granted to S. Kent Holt options to purchase up to 500,000 shares of our common stock at a price of $0.27 per share.

               On June 25, 1998, we issued 800,000 shares of our common stock to Worth P. Allred for services valued at $96,000, or $0.12 per share. Mr. Allred has assisted us with the development of our growth process and the analysis of test results.

               We received advances totaling $80,691 from Russell Chapman to cover operating expenses and equipment acquisitions. These advances have been recorded as a note payable which is unsecured, non-interest bearing and due upon demand.

               On July 6, 1999, we issued 1,000,000 shares of our common stock to David R. Porter in exchange for services valued at $270,000, or $0.27 per share. These services have included work on our crystal growth process and executive services as our Secretary/Treasurer. Mr. Porter worked full-time on these matters from July, 1996, to February, 1999, and has worked about 30 hours per month since then.

               On October 24, 2000, we entered into an Agreement for Financial Public Relations Services with William R. Tunnell. Under the Agreement, Mr. Tunnell is to provide various investor relations and fundraising services for us, in exchange for 2,000,000 "unregistered" and "restricted" shares of our common stock. These shares are for services valued at $540,000, or $0.27 per share. Since 1997, Mr. Tunnell has spent about 8,330 hours helping us with investor relations and investment banking matters, including placing us in contact with Verity for the purpose of fundraising. Mr. Tunnell had a prior business acquaintance with V. L. Farmer, Verity's principal. Mr. Tunnell's shares vest as follows:

                 500,000 shares on July 6, 1999;

                 500,000 shares upon signing of the Securities Purchase Agreement with Verity; and

                 1,000,000 shares upon receipt of $500,000 in funding from Verity.

               Mr. Tunnell has received his first 1,000,000 shares, and we are holding the remaining shares until we receive the Verity funding. Mr. Tunnell helped us to locate Verity as a source of funding, but he has no other connection to Verity.

               On July 6, 1999, we issued 1,000,000 shares of our common stock to Russell R. Chapman. These shares were valued at $270,000, or $0.27 per share. As of September 30, 2000, Mr. Chapman has paid $86,998 in legal and other expenses for us. This amount has been credited toward the purchase price of his stock. As of that date, Mr. Chapman still owes us $183,002 for his shares. Under an agreement with Mr. Chapman, we are currently holding his shares until we receive a total of $500,000 in funding from Verity. This arrangement is not evidenced by any written document.

          We valued the shares issued for services based on the approximate value of these services if rendered by unrelated third parties in an arm's length transaction. See the caption "Security Ownership of Certain Beneficial Owners and Management" of this prospectus.

          Galtech has a policy that permits it to enter into transactions with affiliates on terms no less favorable to Galtech than would be available in similar arm's length transactions with unaffiliated third parties.

Parents of the Issuer.
----------------------

          Galtech has no parents.

          MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
          --------------------------------------------------------

Market Information.
-------------------

          Our common stock is quoted on the OTC Bulletin Board of the NASD, but there is currently no established market for the stock. We can not assure you that one will develop or be maintained. For any market that develops for our common stock, the sale of "restricted securities" under Rule 144 of the Securities and Exchange Commission may hurt our stock price.

          Rule 144 requires that the selling stockholder has held his or her shares for at least one year. The public must also have access to information about us. Sellers under Rule 144 may not sell more than a certain number of shares during any three month period. Their sales must be through unsolicited broker's transactions, and the sellers must file with the Securities and Exchange Commission a Notice of Sale on Form 144.

          Pink Sheets LLC, formerly known as the "National Quotation Bureau, LLC," provided the following quotations. They do not represent actual transactions and they do not reflect dealer markups, markdowns or commissions.

                             STOCK QUOTATIONS*

                                            CLOSING BID

Quarter ended:                        High                Low
--------------                        ----                ---


March 31, 1998                        0.65                 0.22

June 30, 1998                         0.55                 0.21

September 30, 1998                    0.31                 0.16

December 31, 1998                     0.17                 0.07

March 31, 1999                        0.19                 0.08

June 30, 1999                         0.27                 0.10

September 30, 1999                    0.78125              0.19

December 31, 1999                     0.4375               0.19

March 31, 2000                        4.3125               0.44

June 30, 2000                         2                    0.75

September 30, 2000                    1.3125               0.75

December 31, 2000                     0.875                0.375


Holders.
--------

          As of the date of this prospectus, we have about 1,662 stockholders. This figure does not include an indeterminate number of stockholders who may hold their shares in "street name."

Dividends.
----------

         Galtech has not declared any cash dividends with respect to its common stock. We do not intend to declare dividends in the foreseeable future. We will not know our future dividend policy until we sell any of our products. We do not have any material restrictions on our ability to pay dividends on our securities. However, you should not invest in our shares if you need the income that dividends provide.

                      EXECUTIVE COMPENSATION
                      ----------------------

Cash Compensation
-----------------

          The following table sets forth the aggregate compensation that Galtech has paid for services rendered during the periods indicated:

                         SUMMARY COMPENSATION TABLE

                           Long Term Compensation

                    Annual Compensation   Awards  Payouts

(a)             (b)   (c)   (d)   (e)   (f)   (g)         (h)    (i)

                                              Secur-
                                              ities              All
Name and   Year or               Other  Rest- Under-       LTIP  Other
Principal  Period   Salary Bonus Annual rictedlying        Pay-  Comp-
Position   Ended      ($)   ($)  Compen-Stock Options      outs  ensat'n
------------------------------------------------------------------------

William F.    12/31/98  -0-  -0-  -0-   550,000 -0-        -0-  -0-
Pratt         12/31/99  -0-  -0-  -0-   -0-     -0-        -0-  -0-
CEO, Pres.    12/31/00  -0-  -0-  -0-   -0-     -0-        -0-  -0-
and Director

S. Kent Holt  12/31/98  -0-  -0-  -0-   500,000 500,000 (1)-0-  -0-
Exec. Vice    12/31/99  -0-  -0-  -0-   -0-     -0-        -0-  -0-
President     12/31/00  -0-  -0-  -0-   -0-     -0-        -0-  -0-
and Director

                                 35


Worth P.      12/31/98  -0-  -0-  -0-   800,000 -0-        -0-  -0-
Allred        12/31/99  -0-  -0-  -0-   -0-     -0-        -0-  -0-
Vice Pres.,   12/31/00  -0-  -0-  -0-   -0-     -0-        -0-  -0-
R & D
and Director

David R.      12/31/98  -0-  -0-  -0-   -0-     -0-        -0-  -0-
Porter        12/31/99  -0-  -0-  -0-   -0-     -0-        -0-  -0-
Secretary/    12/31/00  -0-  -0-  -0-   -0-     -0-        -0-  -0-
Treasurer
and Director


          (1) On July 1, 1998, we granted Mr. Holt options to purchase 500,000 "unregistered" and "restricted" shares of our common stock at the average closing price of our stock for the 10 days immediately preceding the notification of our stockholders of Mr. Holt's appointment as a director and executive officer. Based on this formula, the exercise price of the options is $0.27 per share. Options to purchase 250,000 shares vested on July 1, 1999, and the options to purchase the remaining 250,000 shares vested on July 1, 2000.
              The options are exercisable for three years from the date of vesting. Unless otherwise prohibited, Mr. Holt has had the right to vote all 500,000 shares since
              July 1, 1998.

          We did not grant any cash compensation, deferred compensation or long-term incentive plan awards to our management during the years ended December 31, 1999, or 1998. Other than Mr. Holt's options, we have not granted any member of management any option or stock appreciation rights.

          The following table shows the number and value of our outstanding options on December 31, 1999.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTIONS/SAR
                                 VALUES



(a)               (b)               (c)              (d)            (e)

                                                  Number of
                                                  Securities     Value of
                                                  Underlying     Unexercised
                                                  Unexercised    In-the-Money
                                                  Options/SARs   Options/SARs
                                                  at FY End (#)  at FY End ($)
                 Shares Acquired    Value         Exercisable/   Exercisable/
Name (1)         on Exercise (#)    Realized ($)  Unexercisable  Unexercisable
------------------------------------------------------------------------------

S. Kent Holt            -0-            -0-        250,000        $41,875 (2)
                                                  exercisable

                                                  250,000        $41,875 (2)
                                                  unexercisable

     (1) S. Kent Holt is the only officer to whom we have granted options in the last three calendar years, or since then.

     (2) Calculated based on the $0.4375 closing bid price of Galtech's common stock on December 31, 1999, less the exercise price of $0.27 per share.


Bonuses and Deferred Compensation
---------------------------------

          None.

Compensation Under Plans
------------------------

          None.

Pension Table
-------------

          None; not applicable.

                                      37


Other Compensation
------------------

          On October 24, 2000, we entered into an Agreement for Financial
Public Relations Services with William R. Tunnell. This Agreement is discussed under the caption "Certain Relationships and Related Transactions."

Compensation of Directors
-------------------------

          Galtech does not have any standard arrangements to compensate directors for their services as directors. We do not pay our directors for committee participation or special assignments.

Employment Contracts and Termination of Employment and Change in Control
Arrangements.
-------------

          We do not have any employment contracts, compensatory plans or arrangements, including payments to be received from us, with respect to any director or executive officer which would result in payments to that person because of his or her resignation, retirement or other termination of employment, any change in control of Galtech, or a change in the person's responsibilities following a change in control of Galtech.

Compliance with Section 16(a) of the Exchange Act
-------------------------------------------------

          Each of our directors and executive officers filed a Form 3 Initial
Statement of Beneficial Ownership of Securities with the Securities and Exchange Commission on February 8, 2000.

                              FINANCIAL STATEMENTS
                              --------------------

     (i) Consolidated Financial Statements for the years ended December 31, 1999, and 1998

          Independent Auditors' Report

          Consolidated Balance Sheet - December 31, 1999

          Consolidated Statements of Operations for the Years Ended December 31, 1999, and 1998, and from Inception on June 18, 1984, through
          December 31, 1999

          Consolidated Statements of Stockholders' Equity
          from Inception on June 18, 1984, to December 31,
          1999

          Consolidated Statements of Cash Flows for the
          Years Ended December 31, 1999, and 1998, and from Inception on June 18, 1984, through
          December 31, 1999

          Notes to Consolidated Financial Statements

                                  38


     (ii) Consolidated Financial Statements
          September 30, 2000 and December 31, 1999

          Consolidated Balance Sheets

          Consolidated Statements of Operations

          Consolidated Statements of Stockholders' Equity

          Consolidated Statements of Cash Flows

          Notes to the Consolidated Financial Statements


                                     39


                 INDEPENDENT AUDITORS' REPORT


Board of Directors and Stockholders
Galtech Semiconductor Materials Corporation and Subsidiaries
(A Development Stage Company)
Lindon, Utah

We have audited the accompanying consolidated balance sheet of Galtech
Semiconductor Materials Corporation and Subsidiaries (A Development Stage
Company) as of December 31, 1999 and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December
31, 1999 and 1998 and from inception on June 18, 1984 through December 31,
1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.
We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Galtech
Semiconductor Materials Corporation and Subsidiaries (A Development Stage
Company) as of December 31, 1999 and the results of their operations and their cash flows for the years ended December 31, 1999 and 1998 and from inception on June 18, 1984 through December 31, 1999, in conformity with generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company is a Development Stage Company with no significant operating results to date. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Jones, Jensen & Company

Jones, Jensen & Company
Salt Lake City, Utah
February 8, 2000

                                       40


                 GALTECH SEMICONDUCTOR MATERIALS CORPORATION
                               AND SUBSIDIARIES
                        (A Development Stage Company)
                          Consolidated Balance Sheet


                                    ASSETS

                                                              December 31,
                                                                 1999
CURRENT ASSETS

  Inventory                                                 $         160,000

     Total Current Assets                                             160,000

EQUIPMENT, NET (Note 2)                                                58,797

     TOTAL ASSETS                                           $         218,797


                     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

  Accounts payable (Note 5)                                 $          40,563
  Note payable - related (Note 3)                                       1,424
  Accrued expenses                                                         72

     Total Current Liabilities                                         42,059

COMMITMENTS AND CONTINGENCIES (Note 5)

STOCKHOLDERS' EQUITY

  Common stock, $0.00025 par value, 200,000,000 shares
    authorized; 14,644,018 shares issued and outstanding                3,663
  Additional paid-in capital                                        4,884,723
  Stock subscription receivable                                      (388,002)
  Deficit accumulated during the development stage                 (4,323,646)

      Total Stockholders' Equity                                      176,738

      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY  $                   218,797
The accompanying notes are an integral part of these consolidated financial statements.

                                   41



                 GALTECH SEMICONDUCTOR MATERIALS CORPORATION
                               AND SUBSIDIARIES
                        (A Development Stage Company)
                    Consolidated Statements of Operations


                                                                    From
                                                                 Inception on
                                                                 June 18, 1984
                                       For the Years Ended          Through
                                           December 31,          December 31,
                                       1999          1998             1999


SALES                            $       -     $       -         $   599,609

COST OF PRODUCT SOLD                     -             -             676,198

GROSS MARGIN                             -             -             (76,589)

OPERATING EXPENSES

  General and administrative         636,755        47,084         2,285,463
  Legal and professional              31,256       356,400           830,828
  Research and development            25,411         9,553           536,099
  Depreciation                        36,237        31,997           364,371

    Total Expenses                   729,659      (445,034)        4,016,761

Net Loss From Operations            (729,659)     (445,034)       (4,093,350)

OTHER INCOME (EXPENSE)

  Interest expense                       (72)          -             (84,991)
  Interest income                        -             106            93,427
  Loss on disposal of assets             -         (19,283)         (241,238)
  Miscellaneous                          -             -               2,506

    Total Other Income (Expense)         (72)      (19,177)         (230,296)

NET LOSS                         $  (729,731)  $  (464,211)      $(4,323,646)

BASIC LOSS PER SHARE             $     (0.06)  $     (0.05)

WEIGHTED AVERAGE NUMBER OF
 SHARES OUTSTANDING               12,605,662     9,211,908


The accompanying notes are an integral part of these consolidated financial statements.

                 GALTECH SEMICONDUCTOR MATERIALS CORPORATION
                               AND SUBSIDIARIES
                        (A Development Stage Company)
               Consolidated Statements of Stockholders' Equity

                                                  Additional
                              Common Stock         Paid-in        Accumulated
                           Shares      Amount      Capital          Deficit


Balance, June 18, 1984         -     $    -     $      -         $      -

Stock issued for cash at
 $0.0143 per share         140,173         35        1,965              -

Balance,
 December 31, 1984         140,173         35        1,965              -

Stock issued for cash at
 $0.05 per share           400,000        100       19,900              -

Stock issuance costs           -          -         (4,450)             -

Purchase of treasury
 stock                         -          -            -                -

Sale of treasury stock at
 $2.11 per share               -          -        411,073              -

Stock issued to officers
for services at $0.005
 per share                 438,600        110        2,083              -

Net loss  for the year
 ended December 31, 1985       -          -            -           (146,384)

Balance,
 December 31, 1985         978,773   $    245   $  430,571       $ (146,384)


                           Treasury Stock       Subscription      Total
                          Shares     Amount     Receivable       Equity


Balance, June 18, 1984         -     $    -     $      -         $      -

Stock issued for cash at
 $0.0143 per share             -          -            -              2,000

Balance,
 December 31, 1984             -          -            -              2,000

Stock issued for cash at
 $0.05 per share               -          -            -             20,000

Stock issuance costs           -          -            -             (4,450)

Purchase of treasury
 stock                    (403,976)    (5,950)         -             (5,950)

Sale of treasury stock at
 $2.11 per share           196,658      2,896          -            413,969

Stock issued to officers
for services at $0.005
 per share                     -          -            -              2,193

Net loss  for the year
 ended December 31, 1985       -          -            -           (146,384)

Balance,
 December 31, 1985        (207,318)  $ (3,054) $       -            281,378


The accompanying notes are an integral part of these consolidated financial statements.

                 GALTECH SEMICONDUCTOR MATERIALS CORPORATION
                               AND SUBSIDIARIES
                        (A Development Stage Company)
         Consolidated Statements of Stockholders' Equity (Continued)

                                                  Additional
                              Common Stock         Paid-in        Accumulated
                           Shares      Amount      Capital          Deficit


Balance forward              978,773   $     245    $  430,571   $  (146,384)

Purchase of treasury
 stock                           -           -             -             -

Sale of treasury stock at
 $29.65 per share                -           -       1,838,032            -

Net loss for the year
ended December 31, 1986          -           -             -        (542,930)

Balance,
 December 31, 1986           978,773         245     2,268,603      (689,314)

Net loss for the year
ended December 31, 1987          -           -             -        (509,693)

Balance,
 December 31, 1987           978,773         245     2,268,603    (1,199,007)

Stock issued for services
 at $0.60 per share           25,000           6        14,994           -

Net loss for the year
ended December 31, 1988          -           -             -        (501,513)

Balance,
 December 31, 1988         1,003,773   $     251    $2,283,597   $(1,700,520)


                           Treasury Stock          Subscription  Total
                          Shares       Amount      Receivable    Equity


Balance forward             (207,318)  $  (3,054)   $     -      $   281,378

Purchase of treasury
 stock                       (13,997)    (13,500)         -          (13,500)

Sale of treasury stock at
 $29.65 per share            (62,000)        768     (732,300)     1,106,500

Net loss for the year
ended December 31, 1986          -           -            -         (542,930)

Balance,
 December 31, 1986          (159,315)    (15,786)    (732,300)       831,448

Net loss for the year
ended December 31, 1987          -           -            -         (509,693)

Balance,
 December 31, 1987          (159,315)    (15,786)    (732,300)       321,755

Stock issued for services
 at $0.60 per share              -           -            -           15,000

Net loss for the year
ended December 31, 1988          -           -            -         (501,513)

Balance,
 December 31, 1988          (159,315) $  (15,786)   $ (732,300) $   (164,758)


The accompanying notes are an integral part of these consolidated financial statements.

                 GALTECH SEMICONDUCTOR MATERIALS CORPORATION
                               AND SUBSIDIARIES
                        (A Development Stage Company)
         Consolidated Statements of Stockholders' Equity (Continued)

                                                  Additional
                              Common Stock         Paid-in        Accumulated
                           Shares      Amount      Capital          Deficit


Balance forward             1,003,773  $      251   $ 2,283,597  $(1,700,520)

Stock issued for cash at
 $2.00 per share               10,000           3        19,997          -

Stock issued for cash
 at $0.575 per share           20,000           5        11,495          -

Sale of treasury stock
 and subscription
 receivable                       -           -         (34,786)         -

Net loss for the year
 ended December 31, 1989          -           -             -       (306,612)

Balance
 December 31, 1989          1,033,773         259     2,280,303   (2,007,132)

Cancellation of shares             (5)        -             -            -

Stock issued for cash
 at $0.10 per share            25,000           6         2,494          -

Stock issued for cash
 at $0.005 per share            3,150           1            15          -

Additional compensation
 for treasury stock               -           -          34,701          -

Balance                     1,061,918  $  266       $ 2,317,513  $(2,007,132)


                            Treasury Stock          Subscription  Total
                           Shares       Amount      Receivable    Equity


Balance forward             (159,315)   $  (15,786)  $ (732,300) $ (164,758)

Stock issued for cash at
 $2.00 per share                 -             -            -        20,000

Stock issued for cash
 at $0.575 per share             -             -            -        11,500

Sale of treasury stock
and subscription
 receivable                  159,315        15,786      732,300     713,300

Net loss for the year
 ended December 31, 1989         -             -            -      (306,612)

Balance
 December 31, 1989               -             -            -       273,430

Cancellation of shares           -             -            -           -

Stock issued for cash
 at $0.10 per share              -             -            -         2,500

Stock issued for cash
 at $0.005 per share             -             -            -            16

Additional compensation
 for treasury stock              -             -            -        34,701

Balance                          -      $      -     $      -    $  310,647


The accompanying notes are an integral part of these consolidated financial statements.

                 GALTECH SEMICONDUCTOR MATERIALS CORPORATION
                               AND SUBSIDIARIES
                        (A Development Stage Company)
         Consolidated Statements of Stockholders' Equity (Continued)

                                                  Additional
                              Common Stock         Paid-in        Accumulated
                           Shares      Amount      Capital          Deficit


Balance forward           1,061,918    $      266   $ 2,317,513  $ 2,007,132)

Net loss for the year
 ended December 31, 1990        -             -             -       (123,676)

Balance,
 December 31, 1990        1,061,918           266     2,317,513   (2,130,808)

Stock issued for services
 at $0.12 per share          20,400             5         2,395          -

Net loss for the year
 ended December 31, 1991        -             -             -       (207,142)

Balance,
 December 31, 1991        1,082,318           271     2,319,908   (2,337,950)

Net loss for the year
 ended December 31, 1992        -             -             -            -

Balance,
 December 31, 1992        1,082,318           271     2,319,908   (2,337,950)

Net loss for the year
 ended December 31, 1993        -             -             -            -

Balance,
 December 31, 1993        1,082,318    $      271   $ 2,319,908  $(2,337,950)


                            Treasury Stock          Subscription  Total
                           Shares       Amount      Receivable    Equity


Balance forward                  -      $      -     $      -     $  310,647

Net loss for the year
 ended December 31, 1990         -             -            -       (123,676)

Balance,
 December 31, 1990               -             -            -        186,971

Stock issued for services
 at $0.12 per share              -             -            -          2,400

Net loss for the year
 ended December 31, 1991         -             -            -       (207,142)

Balance,
 December 31, 1991               -             -            -        (17,771)

Net loss for the year
 ended December 31, 1992         -             -            -            -

Balance,
 December 31, 1992               -             -            -        (17,771)

Net loss for the year
 ended December 31, 1993         -             -            -            -

Balance,
 December 31, 1993               -      $      -     $      -      $ (17,771)


The accompanying notes are an integral part of these consolidated financial statements.

                 GALTECH SEMICONDUCTOR MATERIALS CORPORATION
                               AND SUBSIDIARIES
                        (A Development Stage Company)
         Consolidated Statements of Stockholders' Equity (Continued)

                                                  Additional
                              Common Stock         Paid-in        Accumulated
                           Shares      Amount      Capital          Deficit


Balance,
 December 31, 1993        1,082,318    $     271    $ 2,319,908  $(2,337,950)

Net loss for the year
 endedDecember 31, 1994         -            -              -        (10,964)

Balance,
 December 31, 1994        1,082,318          271      2,319,908   (2,348,914)

Stock issued for
 Commodity Recovery
 Corporation valued at
 predessor cost of $0.00    500,000          125           (125)         -

Stock issued for Energy
 Research Corporation
 valued at predessor cost
 of $0.00                 4,200,000        1,050         (1,050)         -

Conversion of debt to
 equity                         -            -            3,500          -

Net loss for the year
 ended December 31, 1995        -            -              -        (89,740)

Balance,
 December 31, 1995        5,782,318    $   1,446    $ 2,322,233  $(2,438,654)


                            Treasury Stock          Subscription  Total
                           Shares       Amount      Receivable    Equity


Balance,
 December 31, 1993              -       $    -       $      -     $  (17,771)
Net loss for the year
 ended December 31, 1994        -            -              -        (10,964)

Balance,
 December 31, 1994              -            -              -        (28,735)

Stock issued for
 Commodity Recovery
 Corporation valued at
 predessor cost of $0.00        -            -              -            -

Stock issued for Energy
 Research Corporation
 valued at predessor cost
 of $0.00                       -            -              -            -

Conversion of debt to
 equity                         -            -              -          3,500

Net loss for the year
 ended December 31, 1995        -            -              -        (89,740)

Balance,
 December 31, 1995              -       $    -       $      -     $ (114,975)


The accompanying notes are an integral part of these consolidated financial statements.

                 GALTECH SEMICONDUCTOR MATERIALS CORPORATION
                               AND SUBSIDIARIES
                        (A Development Stage Company)
          Consolidated Statements of Stockholders' Equity (Continued)

                                                  Additional
                              Common Stock         Paid-in        Accumulated
                           Shares      Amount      Capital          Deficit

Balance,
 December 31, 1995        5,782,318    $  1,446     $ 2,322,233  $(2,438,654)

Stock issued for cash
 cash at $0.60 per share    150,000          38          89,962          -

Stock issued for
 services valued at $1.00
 per share                  288,000          73         287,927          -

Stock subscription
 receivable at $0.50 per
 share                       40,000          10          19,990          -

Net loss for the year
 ended  December 31, 1996       -           -          (400,501)         -

Balance,
 December 31, 1996        6,260,318       1,567       2,720,112   (2,839,155)

Stock issued for cash
 at $0.50 per share       1,163,700         291         575,773          -

Stock issued for services
 at $0.50 per share         250,000          63         124,937          -

Receipt of stock
 subscription                   -           -               -            -

Net loss for the year
 ended December 31, 1997        -           -               -       (290,549)

Balance,
 December 31, 1997        7,674,018    $  1,921     $ 3,420,822  $(3,129,704)


                            Treasury Stock          Subscription  Total
                           Shares       Amount      Receivable    Equity


Balance,
 December 31, 1995              -       $   -        $      -     $ (114,975)

Stock issued for cash
 cash at $0.60 per share        -           -               -         90,000

Stock issued for
 services valued at $1.00
 per share                      -           -               -        288,000

Stock subscription
 receivable at $0.50 per
 share                          -           -           (20,000)         -

Net loss for the year
 ended  December 31, 1996       -           -               -       (400,501)

Balance,
 December 31, 1996              -           -           (20,000)    (137,476)

Stock issued for cash
 at $0.50 per share             -           -               -        576,064

Stock issued for services
 at $0.50 per share             -           -               -        125,000

Receipt of stock
 subscription                   -           -            20,000       20,000

Net loss for the year
 ended December 31, 1997        -           -               -       (290,549)

Balance,
 December 31, 1997              -       $   -        $      -     $  293,039


The accompanying notes are an integral part of these consolidated financial statements.

                 GALTECH SEMICONDUCTOR MATERIALS CORPORATION
                               AND SUBSIDIARIES
                        (A Development Stage Company)
         Consolidated Statements of Stockholders' Equity (Continued)

                                                  Additional
                              Common Stock         Paid-in        Accumulated
                           Shares      Amount      Capital          Deficit


Balance,
 December 31, 1997         7,674,018   $   1,921    $ 3,420,822  $(3,129,704)

Stock issued for services
 valued at $0.12 per
 share                     2,970,000         742        355,658          -

Contribution of capital
 by shareholder                  -           -           29,243          -

Net loss for the year
 ended December 31, 1998         -           -              -       (464,211)

Balance,
 December 31, 1998        10,644,018       2,663      3,805,723   (3,593,915)

Stock Issued for
 services valued at
 $0.27 per share           1,000,000         250        269,750          -

Stock issued for
 services to be rendered
 valued at $0.27 per
 share                     2,000,000         500        539,500          -

Stock issued for debt and
  subscription valued at
 $0.27 per share           1,000,000         250        269,750          -

Net loss for the year
 ended December 31, 1999         -           -              -       (729,731)

Balance,
 December 31, 1999        14,644,018   $   3,663    $ 4,884,723  $(4,323,646)


                            Treasury Stock          Subscription  Total
                           Shares       Amount      Receivable    Equity


Balance,
 December 31, 1997               -      $    -       $      -     $  293,039

Stock issued for services
 valued at $0.12 per
 share                           -           -              -        356,400

Contribution of capital
 by shareholder                  -           -              -         29,243

Net loss for the year
 ended December 31, 1998         -           -              -       (464,211)

Balance,
 December 31, 1998               -           -              -        214,471

Stock Issued for
 services valued at
 $0.27 per share                 -           -              -        270,000

Stock issued for
 services to be rendered
 valued at $0.27 per
 share                           -           -         (180,000)     360,000

Stock issued for debt and
  subscription valued at
 $0.27 per share                 -           -         (208,002)      61,998

Net loss for the year
 ended December 31, 1999         -           -              -       (729,731)

Balance,
 December 31, 1999               -      $    -       $ (388,002) $   176,738


The accompanying notes are an integral part of these consolidated financial statements.

                 GALTECH SEMICONDUCTOR MATERIALS CORPORATION
                               AND SUBSIDIARIES
                        (A Development Stage Company)
                    Consolidated Statements of Cash Flows

                                                                   From
                                                                 Inception on
                                                                 June 18, 1984
                                        For the Years Ended       Through
                                           December 31,          December 31,
                                          1999       1998          1999


CASH FLOWS FROM OPERATING ACTIVITIES

 Net loss                                 $(729,731) $ (464,211)  $(4,323,646)
 Adjustment to reconcile net loss to net
  cash used by operating activities:
  Depreciation                               36,237      31,997       364,371
  Common stock issued for services          630,000     356,400     1,399,400
  Loss on disposal of property                  -        19,283       241,238
 Changes in operating assets and
 liabilities: (Increase) in inventory           -           -        (160,000)
  (Increase) decrease in note receivable        -         8,510           -

  Increase (decrease) in accrued
   liabilities                                   72         -          59,742

   Net Cash (Used) by Operating
   Activities                               (63,422)    (48,021)   (2,418,895)

CASH FLOWS FROM INVESTING ACTIVITIES

 Capital expenditures                           -       (13,545)     (718,191)
 Purchase of treasury stock                     -           -         (19,450)
 Stock subscription                             -           -        (732,300)

   Net Cash (Used) from Investing
    Activities                                  -       (13,545)   (1,469,941)

CASH FLOWS FROM FINANCING ACTIVITIES

 Proceeds from note payable - related        63,422      13,000       540,798
 Repayments of note payable - related           -       (31,933)     (443,761)
 Sale of treasury stock                         -           -       1,911,183
 Cancellation of stock subscription             -           -         732,300
 Common stock issued for cash                   -           -       1,148,316

  Net Cash (Used) Provided by Financing
   Activities                             $  63,422  $  (18,933)  $ 3,888,836


The accompanying notes are an integral part of these consolidated financial statements.

                 GALTECH SEMICONDUCTOR MATERIALS CORPORATION
                               AND SUBSIDIARIES
                        (A Development Stage Company)
              Consolidated Statements of Cash Flows (Continued)

                                                                     From
                                                                 Inception on
                                                                 June 18, 1984
                                          For the Years Ended       Through
                                             December 31,         December 31,
                                          1999           1998         1999


INCREASE (DECREASE) IN CASH
 AND CASH EQUIVALENTS                  $      -        $ (80,499)  $      -


CASH AND CASH EQUIVALENTS
 AT BEGINNING OF PERIOD                       -           80,499          -


CASH AND CASH EQUIVALENTS
 END OF PERIOD                         $      -        $     -     $      -


                SUPPLEMENTAL SCHEDULE OF CASH FLOW INFORMATION

CASH PAID DURING THE YEAR FOR

 Interest                              $      -        $     -     $   84,919
 Income taxes                          $      -        $     -     $      -


SCHEDULE OF NON-CASH FINANCING ACTIVITIES

 Common stock issued for services      $  630,000      $ 356,400   $1,399,400
 Common stock issued for debt          $   61,998      $     -     $   61,998


The accompanying notes are an integral part of these consolidated financial statements.

                 GALTECH SEMICONDUCTOR MATERIALS CORPORATION
                               AND SUBSIDIARIES
                        (A Development Stage Company)
                Notes to the Consolidated Financial Statements
                          December 31, 1999 and 1998


NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES

       The consolidated financial statements presented are those of Galtech Semiconductor Materials Corporation (the Company) and its wholly-owned subsidiaries Energy Research Corporation (ERC) and Commodity Recovery Corporation (CRC). The Company was incorporated on June 18, 1984 under the laws of the State of Utah as Versa tech, Inc. On April 30, 1985, the Company changed its name to Galtech, Inc., and on June 18, 1986, the Company changed its name to Galtech Semiconductor Materials Corporation. The Company was engaged in the manufacture of compound semiconductor materials, but ceased all operations in 1990 when a fire destroyed the Company's research and development as well as the Company's operations center. Principal operations have not yet resumed. On February 28, 1995, the Company issued 500,000 shares of common stock in exchange for 100% of the issued and outstanding common stock of CRC. On February 28, 1995, the Company issued 4,200,000 shares of common stock in exchange for 100% of the issued and outstanding shares of ERC.
       (Note 4)

       Energy Research Corporation (ERC) was incorporated on February 7, 1994 under the laws of the State of Arizona. ERC was incorporated to develop and produce alternative sources of energy.

       Commodity Recovery Corporation (CRC) was incorporated on October 31, 1994 under the laws of the State of Utah. CRC was incorporated to develop and market products relating to the decontamination of aflatoxin.

       At the time of acquisition of CRC and ERC, the Company was essentially inactive, with no operations and minimal assets. Neither CRC or ERC had any assets or operations. As such, the acquisition was recorded at predessor cost which was $0. The Company is the continuing entity for accounting and legal purposes.

       a.  Accounting Methods

       The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year end.

       b.  Equipment

       Depreciation of equipment is provided using the straight-line method over the estimated lives of five years.

       Maintenance and repairs of the equipment that do not improve or extend the lives of the respective assets are charged to expense as incurred. Major renewals and betterments are treated as capital expenditures and depreciated accordingly.

       When assets are retired or otherwise disposed of, or become fully depreciated, the cost of the assets and the related accumulated depreciation are removed from the accounts with any gain or loss on disposition reflected in the statement of operations.

                 GALTECH SEMICONDUCTOR MATERIALS CORPORATION
                               AND SUBSIDIARIES
                        (A Development Stage Company)
                Notes to the Consolidated Financial Statements
                          December 31, 1999 and 1998


NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

       c.  Income Taxes

       No provision for taxes has been made, due to cumulative operating losses at December 31, 1999. The Company has net operating loss carryforwards of approximately $4,300,000 which will expire by 2019. The potential tax benefits of the loss carryforwards are offset by a valuation allowance of the same amount.

       d.  Cash Equivalents

       The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

       e.  Basic Loss Per Share

                                          For the Year Ended
                                           December 31, 1999
                                     Loss        Shares       Per Share
                                 (Numerator)  (Denominator)     Amount

       Net loss                  $ (729,731)    12,605,662    $  (0.06)

                                          For the Year Ended
                                           December 31, 1998
                                     Loss        Shares       Per Share
                                 (Numerator)  (Denominator)     Amount

       Net loss                  $ (464,211)     9,211,908    $  (0.05)

       The computations of basic loss per share of common stock is based on the weighted average number of shares outstanding during the period.

       f. Principles of Consolidation

       The consolidated financial statements include those of Galtech Semiconductor Materials Corporation (the Company) and its 100% owned subsidiaries Energy Research Corporation and Commodity Recovery Corporation. All significant intercompany accounts and transactions have been eliminated.

        g. Use of Estimates

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                 GALTECH SEMICONDUCTOR MATERIALS CORPORATION
                               AND SUBSIDIARIES
                        (A Development Stage Company)
                Notes to the Consolidated Financial Statements
                          December 31, 1999 and 1998


NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

       h.  Inventory

       The inventory of raw materials for crystal growing is stated at the lower of cost or market and is accounted for on a first-in-first-out basis.

       i.  Revenue Recognition

       When the Company begins operations, revenue will be recorded upon the sale and delivery of the finished products.

NOTE 2 - EQUIPMENT

                                                            December 31,
                                                                1999

       Equipment consists of the following:

       Research equipment                                   $   181,187
       Less: accumulated depreciation                          (122,390)

       Net Equipment
                                                            $    58,797

       Amounts charged to depreciation expense were $36,237 and $31,997 for the years ended December 31, 1999 and 1998, respectively.

NOTE 3 - RELATED PARTY TRANSACTIONS

       The former president of the Company has provided advances to the Company to cover operating expenses as well as equipment acquisitions which have been recorded as a note payable - related. This note is unsecured, non-interest bearing and is due upon demand. The advances are repaid as the Company's cash needs allow. During the year ended December 31, 1998, the former President advanced $13,000 to the Company, was repaid $31,933 and contributed the balance of the advance payable to him of $29,243, to the Company.

       In 1999, the former president paid expenses of $61,998 toward the stock subscription of $270,000. Additionally, the current president made advances to the Company of $1,434 which bear interest at 10%, are unsecured and due on demand.

NOTE 4 - STOCK TRANSACTIONS

       On February 8, 1995, the Board of Directors approved a 20 to 1 reverse stock split. All references to shares outstanding and earnings per share have been retroactively restated to reflect the reverse stock split.

                 GALTECH SEMICONDUCTOR MATERIALS CORPORATION
                               AND SUBSIDIARIES
                        (A Development Stage Company)
                Notes to the Consolidated Financial Statements
                          December 31, 1999 and 1998


NOTE 4 -  STOCK TRANSACTIONS (Continued)

       On February 28, 1995, the Board of Directors issued 500,000 shares of common stock to acquire Commodity Research Corporation (CRC). CRC has no assets or operating history and the acquisition was valued at $0.

       On February 28, 1995, the Board of Directors issued 4,200,000 shares of common stock to acquire Energy Research Corporation (ERC). ERC had no assets or operating history, and the acquisition was valued at predecessor cost of $0.

       In November 1995, the Company issued 125,000 shares of common stock for public relations services to be performed. The contract was canceled in December, 1995 and the stock was returned and canceled.
       Accordingly, the financial statements do not reflect the issuance and cancellation of the 125,000 shares.

       In 1996, the Company issued 150,000 shares of common stock for cash at $0.60 per share.

       In 1996, the Company issued 40,000 shares of common stock for a subscription receivable valued at $0.50 per share.

       In 1996, the Company issued 288,000 shares of common stock for legal and professional services rendered, valued at $1.00 per share.

       In 1997, the Company issued 1,163,700 shares of common stock for cash at $0.50 per share.

       In 1997, the Company issued 250,000 shares of common stock for services, valued at $0.50 per share.

       In 1998, the Company issued 2,970,000 shares of common stock for services valued at $0.12 per share.

       In 1999, the Company issued 3,000,000 shares of common stock for services valued at $0.27 per share.

       In 1999, the Company issued 1,000,000 shares of common stock for debt and subscription valued at $0.27 per share.

                 GALTECH SEMICONDUCTOR MATERIALS CORPORATION
                               AND SUBSIDIARIES
                        (A Development Stage Company)
                Notes to the Consolidated Financial Statements
                          December 31, 1999 and 1998


NOTE 5 -  COMMITMENTS AND CONTINGENCIES

       On December 18, 1992, a judgment was entered against the Company for $40,563 for non-payment of an account payable. This amount has been included in the accounts payable for December 31, 1999. The Company has written off other accounts payable which were incurred prior to 1990. The Company's legal counsel has represented that the statute of limitations for collection of the payables which were written off has expired. The Company does not intend to pay the liabilities which were written off, however there is no assurance that the creditors will not make claims against the Company.

NOTE 6 - GOING CONCERN

       The Company's financial statements are prepared using the generally accepted accounting principles applicable to going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has little cash and without realization of additional adequate financing, it would be unlikely for the Company to pursue and realize its objective of operating profitably. The Company plans to continue the research and development process prior to the sales of its product. In the interim, management has committed to covering the operating expenses of the Company.

                       GALTECH SEMICONDUCTOR MATERIALS
                         CORPORATION AND SUBSIDIARIES

                         (A Development Stage Company)

                       CONSOLIDATED FINANCIAL STATEMENTS

                   September 30, 2000 and December 31, 1999

                 GALTECH SEMICONDUCTOR MATERIALS CORPORATION
                               AND SUBSIDIARIES
                        (A Development Stage Company)
                         Consolidated Balance Sheets


[CAPTION]

                                    ASSETS

                                        September 30,            December 31,
                                           2000                     1999
                                        (Unaudited)


CURRENT ASSETS

Cash                                   $    50,924               $     -

Inventory                                  160,000                  160,000

     Total Current Assets                  210,924                  160,000

EQUIPMENT, NET (Note 2)                     31,619                   58,797

     TOTAL ASSETS                      $   242,543               $  218,797


                     LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES

  Accounts payable - trade             $     1,657               $     -

  Accounts payable (Note 5)                 40,563                   40,563

  Note payable - related (Note 3)            8,195                    1,424

  Accrued expenses                             634                       72

     Total Current Liabilities              51,049                   42,059

COMMITMENTS AND CONTINGENCIES (Note 5)

STOCKHOLDERS' EQUITY

  Common stock, $0.00025
   par value, 200,000,000
   shares authorized; 14,844,018 and
   14,644,018 shares issued and
   outstanding, respectively                 3,713                    3,663

  Additional paid-in capital             4,934,673                4,884,723

  Stock subscription receivable           (183,002)                (388,002)

  Deficit accumulated during
   the development stage                (4,563,890)              (4,323,646)

      Total Stockholders' Equity           191,494                  176,738

TOTAL LIABILITIES AND
 STOCKHOLDERS' EQUITY                   $  242,543               $  218,797


                  GALTECH SEMICONDUCTOR MATERIALS CORPORATION
                              AND SUBSIDIARIES
                       (A Development Stage Company)
                   Consolidated Statements of Operations
                               (Unaudited)

[CAPTION]


                                                                      From
                                                                  Inception on
                                                                 June 18, 1984
                     For the Three         For the Nine               Through
                     Months Ended          Months Ended          September 30,
                     September 30,         September 30,
                  2000           1999      2000        1999           2000


SALES           $        - $      -       $    -    $     -      $   599,609

COST OF
PRODUCT SOLD             -        -            -          -          676,198

GROSS MARGIN             -        -            -          -          (76,589)

OPERATING EXPENSES

General and
 administrative          -    92,225       189,537      122,014    2,475,000

Legal and
 professional       3,624     29,503         8,389       30,703      839,217

Research and
 development        5,538     25,410        16,269       25,410      552,368

Depreciation        9,059      9,059        27,178       27,178      391,549

Total Expenses     18,221    156,197       241,373      205,305    4,258,134

Net Loss
From Operations   (18,221)  (156,197)     (241,373)    (205,305)  (4,334,723)

OTHER INCOME
(EXPENSE)

Interest expense     (205)        -           (634)          -       (85,625)

Interest income       716         -          1,763           -        95,190

Loss on disposal
of assets              -          -            -             -      (241,238)

Miscellaneous          -          -            -             -         2,506

Total Other
Income
(Expense)             511         -          1,129           -      (229,167)

NET LOSS      $   (17,710) $(156,197)  $  (240,244) $  (205,305) $ (4,563,890)

BASIC LOSS
 PER SHARE    $     (0.00) $   (0.02)  $     (0.02) $     (0.02)

WEIGHTED
AVERAGE
NUMBER OF
SHARES
OUTSTANDING    14,662,370   10,644,018  14,793,653   10,644,018


                       GALTECH SEMICONDUCTOR MATERIALS CORPORATION
                                    AND SUBSIDIARIES
                              (A Development Stage Company)
                    Consolidated Statements of Stockholders' Equity

[CAPTION]

                                             Additional
                      Common Stock            Paid-in             Accumulated
                      Shares     Amount       Capital              Deficit

Balance,
June 18, 1984            -      $    -       $    -               $   -

Stock issued
for cash at
$0.0143 per share    140,173         35         1,965                 -

Balance,
 December 31, 1984   140,173         35         1,965                 -

Stock issued for
cash at
$0.05 per share      400,000        100        19,900                 -

Stock issuance
 costs                   -           -         (4,450)                -

Purchase of
treasury stock           -           -             -                  -

Sale of treasury
stock at $2.11
Per share                -           -        411,073                 -

Stock issued
to officers for
services at
$0.005 per share     438,600        110         2,083                 -

Net loss  for the
year ended
December 31, 1985        -           -             -              (146,384)

Balance,
December 31, 1985    978,773     $  245     $ 430,571          $  (146,384)

<Continued>

                        Treasury Stock      Subscription       Total
                    Shares        Amount      Receivable       Equity


Balance,
June 18, 1984               -      $       -    $      -     $      -

Stock issued
for cash at
$0.0143 per share           -              -           -          2,000

Balance,
December 31, 1984           -              -           -          2,000

Stock issued for
cash at
$0.05 per share             -              -           -         20,000

Stock issuance
costs                       -              -           -         (4,450)

Purchase of
treasury stock          (403,976)       (5,950)        -         (5,950)

Sale of treasury
stock at $2.11
Per share                196,658         2,896         -        413,969


Stock issued
to officers for
services at
$0.005 per share            -               -          -          2,193

Net loss  for the
year ended
December 31, 1985           -               -          -       (146,384)

Balance,
December 31, 1985       (207,318)       (3,054)        -        281,378


                       GALTECH SEMICONDUCTOR MATERIALS CORPORATION
                                    AND SUBSIDIARIES
                              (A Development Stage Company)
                    Consolidated Statements of Stockholders' Equity

[CAPTION]

                                             Additional
                      Common Stock            Paid-in             Accumulated
                      Shares     Amount       Capital              Deficit


Balance forward       978,773  $      245    $  430,571         $   (146,384)

Purchase of
treasury stock             -           -             -                    -

Sale of treasury
stock at $29.65
per share                  -           -      1,838,032                   -

Net loss for
the year ended
December 31, 1986          -           -             -              (542,930)

Balance,
December 31, 1986     978,773         245     2,268,603             (689,314)

Net loss for the
year ended
December 31, 1987          -           -             -              (509,693)

Balance,
December 31, 1987     978,773         245     2,268,603           (1,199,007)

Stock issued for
services at $0.60
per share              25,000           6        14,994                   -

Net loss for the
year ended
December 31, 1988          -           -             -              (501,513)

Balance,
December 31, 1988   1,003,773  $      251    $2,283,597         $ (1,700,520)


<Continued>

                        Treasury Stock      Subscription       Total
                    Shares        Amount      Receivable       Equity


Balance forward        207,318)    $   (3,054) $      -      $   281,378

Purchase of
treasury stock         (13,997)       (13,500)        -          (13,500)

Sale of treasury
stock at $29.65
per share               62,000            768    (732,300)     1,106,500

Net loss for
the year ended
December 31, 1986           -              -           -        (542,930)
Balance,
December 31, 1986     (159,315)       (15,786)   (732,300)       831,448

Net loss for the
year ended
December 31, 1987           -              -           -        (509,693)

Balance,
December 31, 1987     (159,315)       (15,786)   (732,300)       321,755

Stock issued for
services at $0.60
per share                   -              -           -          15,000

Net loss for the
year ended
December 31, 1988           -              -           -        (501,513)

Balance,
December 31, 1988     (159,315)    $ (15,786)  $ (732,300)   $ (164,758)


                       GALTECH SEMICONDUCTOR MATERIALS CORPORATION
                                    AND SUBSIDIARIES
                              (A Development Stage Company)
               Consolidated Statements of Stockholders' Equity (Continued)

[CAPTION]

                                             Additional
                      Common Stock            Paid-in             Accumulated
                      Shares     Amount       Capital              Deficit


Balance forward     1,003,773  $     251     $  2,283,597       $ (1,700,520)

Stock issued for
cash at $2.00
per share              10,000          3           19,997                 -

Stock issued for
cash at $0.575
per share              20,000          5           11,495                 -

Sale of
treasury stock
and subscription
receivable                 -          -           (34,786)                -

Net loss for the
year ended
December 31, 1989          -          -                -            (306,612)

Balance
December 31, 1989   1,033,773        259        2,280,303         (2,007,132)

Cancellation of
shares                     (5)        -                -                  -

Stock issued
for cash at $0.10
per share              25,000          6            2,494                 -

Stock issued for
cash at $0.005
per share               3,150          1               15                 -

Additional
compensation for
treasury stock             -          -            34,701                 -

Balance             1,061,918  $     266     $  2,317,513       $ (2,007,132)

<Continued>

                        Treasury Stock      Subscription       Total
                    Shares        Amount      Receivable       Equity


Balance forward        (159,315)   $ (15,786)   $ (732,300) $ (164,758)

Stock issued for
cash at $2.00
per share                    -            -             -       20,000

Stock issued for
cash at $0.575
per share                    -            -             -       11,500

Sale of
treasury stock
and subscription
receivable              159,315       15,786       732,300     713,300

Net loss for the
year ended
December 31, 1989            -            -              -    (306,612)

Balance
December 31, 1989            -            -              -     273,430

Cancellation of
shares                       -            -              -          -

Stock issued
for cash at $0.10
per share                    -            -              -       2,500

Stock issued for
cash at $0.005
per share                    -            -              -          16

Additional
compensation for
treasury stock               -            -              -      34,701

Balance                      -            -              -     310,647


                       GALTECH SEMICONDUCTOR MATERIALS CORPORATION
                                    AND SUBSIDIARIES
                              (A Development Stage Company)
               Consolidated Statements of Stockholders' Equity (Continued)

[CAPTION]

                                             Additional
                      Common Stock            Paid-in             Accumulated
                      Shares     Amount       Capital              Deficit


Balance forward     1,061,918  $   266       $    2,317,513     $ (2,007,132)

Net loss for
 the year ended
 December 31, 1990         -        -                    -          (123,676)

Balance,
 December 31, 1990  1,061,918      266            2,317,513       (2,130,808)

Stock issued
for services
at $0.12 per share     20,400        5                2,395               -

Net loss for
the year ended
December 31, 1991          -        -                    -          (207,142)

Balance,
 December 31, 1991  1,082,318      271            2,319,908       (2,337,950)

Net loss for
the year ended
December 31, 1992          -        -                    -                -

Balance,
December 31, 1992   1,082,318      271            2,319,908       (2,337,950)

Net loss for
the year ended
December 31, 1993          -        -                    -                -

Balance,
December 31, 1993   1,082,318   $  271      $     2,319,908    $  (2,337,950)

<Continued>

                        Treasury Stock      Subscription       Total
                    Shares        Amount      Receivable       Equity


Balance forward       $     -      $     -      $      -     $      310,647

Net loss for
 the year ended
 December 31, 1990          -            -             -           (123,676)

Balance,
 December 31, 1990          -            -             -            186,971

Stock issued
for services
at $0.12 per share          -            -             -              2,400

Net loss for
the year ended
December 31, 1991           -            -             -           (207,142)

Balance,
 December 31, 1991          -            -             -            (17,771)

Net loss for
the year ended
December 31, 1992           -            -             -                 -

Balance,
December 31, 1992           -            -             -            (17,771)

Net loss for
the year ended
December 31, 1993           -            -             -                 -

Balance,
December 31, 1993           -            -             -            (17,771)


                       GALTECH SEMICONDUCTOR MATERIALS CORPORATION
                                    AND SUBSIDIARIES
                              (A Development Stage Company)
               Consolidated Statements of Stockholders' Equity (Continued)

[CAPTION]

                                             Additional
                      Common Stock            Paid-in             Accumulated
                      Shares     Amount       Capital              Deficit


Balance,
December 31, 1993   1,082,318  $     271     $   2,319,908      $ (2,337,950)

Net loss for
the year ended
December 31, 1994          -          -                 -            (10,964)

Balance,
December 31, 1994   1,082,318        271         2,319,908        (2,348,914)

Stock issued for
Commodity Recovery
Corporation valued
at predecessor cost
of $0.00              500,000        125              (125)               -

Stock issued for
Energy Research
Corporation valued
at predecessor cost
of $0.00            4,200,000      1,050             (1,050)              -

Conversion of debt
to equity                  -          -               3,500               -

Net loss for the
year ended
December 31, 1995          -          -                  -           (89,740)

Balance,
December 31, 1995   5,782,318     $1,446      $   2,322,233     $ (2,438,654)

<Continued>

                        Treasury Stock      Subscription       Total
                    Shares        Amount      Receivable       Equity


Balance,
December 31, 1993          -       $     -      $    -       $    (17,771)

Net loss for
the year ended
December 31, 1994          -             -           -            (10,964)

Balance,
December 31, 1994          -             -           -            (28,735)

Stock issued for
Commodity Recovery
Corporation valued
at predecessor cost
of $0.00                   -             -           -                 -

Stock issued for
Energy Research
Corporation valued
at predecessor cost
of $0.00                   -             -           -                 -

Conversion of debt
to equity                  -             -           -              3,500

Net loss for the
year ended
December 31, 1995          -             -           -            (89,740)

Balance,
December 31, 1995          -             -           -       $   (114,975)


                       GALTECH SEMICONDUCTOR MATERIALS CORPORATION
                                    AND SUBSIDIARIES
                              (A Development Stage Company)
               Consolidated Statements of Stockholders' Equity (Continued)

[CAPTION]

                                             Additional
                      Common Stock            Paid-in             Accumulated
                      Shares     Amount       Capital              Deficit


Balance,
December 31, 1995   5,782,318  $    1,446    $   2,322,233      $ (2,438,654)

Stock issued
for cash
cash at $0.60
per share             150,000          38           89,962                -

Stock issued for
services valued
at $1.00
per share             288,000          73          287,927                -

Stock subscription
receivable at $0.50
per share              40,000          10           19,990                -

Net loss for the
year ended
December 31, 1996          -           -                -           (400,501)

Balance,
 December 31, 1996  6,260,318       1,567        2,720,112        (2,839,155)

Stock issued for
cash at $0.50
per share           1,163,700         291          575,773                -

Stock issued for
services at
$0.50 per share       250,000          63          124,937                -

Receipt of stock
subscription               -           -                -                 -

Net loss for the
year ended
December 31, 1997          -           -                -           (290,549)

Balance,
December 31, 1997   7,674,018      $1,921      $ 3,420,822       $(3,129,704)

<Continued>

                        Treasury Stock      Subscription       Total
                    Shares        Amount      Receivable       Equity


Balance,
December 31, 1995            -     $     -      $     -      $ (114,975)

Stock issued
for cash
cash at $0.60
per share                    -           -            -          90,000

Stock issued for
services valued
at $1.00
per share                    -           -            -         288,000

Stock subscription
receivable at $0.50
per share                    -           -          (20,000)         -

Net loss for the
year ended
December 31, 1996            -           -            -        (400,501)

Balance,
 December 31, 1996           -           -          (20,000)   (137,476)

Stock issued for
cash at $0.50
per share                    -           -            -         576,064

Stock issued for
services at
$0.50 per share              -           -            -         125,000

Receipt of stock
subscription                 -           -           20,000      20,000

Net loss for the
year ended
December 31, 1997            -           -            -        (290,549)

Balance,
December 31, 1997            -           -            -         293,039


                       GALTECH SEMICONDUCTOR MATERIALS CORPORATION
                                    AND SUBSIDIARIES
                              (A Development Stage Company)
               Consolidated Statements of Stockholders' Equity (Continued)

[CAPTION]

                                             Additional
                      Common Stock            Paid-in             Accumulated
                      Shares     Amount       Capital              Deficit


Balance,
December 31, 1997   7,674,018  $   1,921     $   3,420,822      $ (3,129,704)

Stock issued
for services
valued at $0.12

per share           2,970,000        742           355,658                -

Contribution of
capital by
shareholder                -          -             29,243                -

Net loss for the
year ended
December 31, 1998          -          -                 -           (464,211)

Balance,
December 31, 1998  10,644,018      2,663         3,805,723        (3,593,915)

Stock Issued for
services valued
at $0.27 per share  1,000,000        250           269,750                -

Stock issued for
services to be
rendered valued at
$0.27 per share     2,000,000        500           539,500                -

Stock issued for
debt and
subscription valued
at $0.27 per share  1,000,000        250           269,750                -

Net loss for the
year ended
December 31, 1999          -          -                 -           (729,731)

Balance,
December 31, 1999  14,644,018     $3,663        $4,884,723       $(4,323,646)



<Continued>

                        Treasury Stock      Subscription       Total
                    Shares        Amount      Receivable       Equity



Balance,
December 31, 1997            -    $     -       $        -   $ 293,039

Stock issued
for services
valued at $0.12
per share                    -          -                -     356,400

Contribution of
capital by
shareholder                  -          -                -      29,243

Net loss for the
year ended
December 31, 1998            -          -                -    (464,211)

Balance,
December 31, 1998            -          -                -     214,471

Stock Issued for
services valued
at $0.27 per share           -          -                -     270,000

Stock issued for
services to be
rendered valued at
$0.27 per share              -          -          (180,000)   360,000

Stock issued for
debt and
subscription valued
at $0.27 per share           -          -          (208,002)    61,998

Net loss for the
year ended
December 31, 1999            -          -                -    (729,731)

Balance,
December 31, 1999            -    $     -       $  (388,002) $ 176,738


                       GALTECH SEMICONDUCTOR MATERIALS CORPORATION
                                    AND SUBSIDIARIES
                              (A Development Stage Company)
               Consolidated Statements of Stockholders' Equity (Continued)

[CAPTION]

                                             Additional
                      Common Stock            Paid-in             Accumulated
                      Shares     Amount       Capital              Deficit


Balance,
December 31, 1999  14,644,018  $    3,663    $   4,884,723      $ (4,323,646)

Expense of
subscription
receivable
(unaudited)                -           -                -                 -

Receipt of stock
subscription
(unaudited)                -           -                -                 -

Stock issued for
cash at $0.25
per share
(unaudited)           200,000          50           49,950                -

Net loss for
the period ended
September 30, 2000
(unaudited)                -           -                -           (240,244)

Balance,
September 30, 2000
(unaudited)        14,844,018  $    3,713    $   4,934,673      $ (4,563,890)


<Continued>

                        Treasury Stock      Subscription       Total
                    Shares        Amount      Receivable       Equity


Balance,
December 31, 1999             -   $       -     $(388,002)   $    176,738

Expense of
subscription
receivable
(unaudited)                   -           -       180,000         180,000

Receipt of stock
subscription
(unaudited)                   -           -        25,000          25,000

Stock issued for
cash at $0.25
per share
(unaudited)                   -           -            -           50,000

Net loss for
the period ended
September 30, 2000
(unaudited)                   -           -            -         (240,244)

Balance,
September 30, 2000
(unaudited)                   -   $    3,713    $(183,002)   $    191,494


                GALTECH SEMICONDUCTOR MATERIALS CORPORATION
                             AND SUBSIDIARIES
                       (A Development Stage Company)
                  Consolidated Statements of Cash Flows
                               (Unaudited)

[CAPTION]


                                                                     From
                                                                  Inception on
                                                                 June 18, 1984
         For the Three Months Ended  For the Nine Months Ended      Through
                   September 30,            September 30,        September 30,
               2000       1999          2000       1999                2000


CASH FLOWS
FROM OPERATING
ACTIVITIES

 Net loss      $(17,710)  $(156,197)    $(240,244) $ (205,305)    $(4,563,890)

Adjustment to
reconcile net
loss to net
cash used by
operating
activities:

 Depreciation     9,059       9,059        27,178     27,178          391,549

 Common stock
 issued for
 services            -      115,000       205,000    115,000        1,604,400

 Loss on
 disposal of
 property            -           -             -          -           241,238

Changes in
operating assets
and liabilities:

 (Increase)
 in inventory        -           -             -          -          (160,000)

  Increase
  (decrease)
  in accounts
  payable        (3,914)         -          1,657         -             1,657

  Increase
  (decrease)
  in accrued
  liabilities       205          -            562         -            60,304

   Net Cash
   (Used) by
   Operating
   Activities   (12,360)    (32,138)       (5,847)   (63,127)      (2,424,742)

CASH FLOWS FROM
INVESTING
ACTIVITIES

Capital
expenditures         -           -             -          -          (718,191)

Purchase of
treasury stock       -           -             -          -           (19,450)

Stock
subscription         -           -             -          -          (732,300)

Net Cash (Used)
from Investing
Activities           -           -             -          -        (1,469,941)

CASH FLOWS FROM
FINANCING
ACTIVITIES

 Proceeds
(payments on)
from note
payable
- related          (393)     32,138         6,771     63,127          547,569

 Repayments of
note payable
- related            -           -             -          -          (443,761)

Sale of
treasury stock       -           -             -          -         1,911,183

 Cancellation of
stock subscription   -           -             -          -           732,300

 Common stock
issued for cash      -           -         50,000         -         1,198,316

  Net Cash
(Used) Provided
by Financing
Activities        $(393)   $ 32,138    $   56,771   $ 63,127      $ 3,945,607


                GALTECH SEMICONDUCTOR MATERIALS CORPORATION
                             AND SUBSIDIARIES
                       (A Development Stage Company)
                  Consolidated Statements of Cash Flows (Continued)
                               (Unaudited)

[CAPTION]


                                                                     From
                                                                  Inception on
                                                                 June 18, 1984
         For the Three Months Ended  For the Nine Months Ended      Through
                   September 30,            September 30,        September 30,
               2000       1999          2000       1999                2000


INCREASE
(DECREASE)
IN CASH
AND CASH
EQUIVALENTS    $(12,753)  $   -         $  50,924  $   -         $     50,924

CASH AND CASH
EQUIVALENTS
AT BEGINNING
OF PERIOD        63,677       -                -       -                   -

CASH AND CASH
EQUIVALENTS END
OF PERIOD       $50,924    $  -           $ 50,924  $  -            $  50,924


              SUPPLEMENTAL SCHEDULE OF CASH FLOW INFORMATION

CASH PAID
DURING THE
YEAR FOR

 Interest       $   -      $   -          $    -    $  -            $  84,919

 Income taxes   $   -      $   -          $    -    $  -            $      -


SCHEDULE OF
NON-CASH
FINANCING
ACTIVITIES

 Common stock
issued for
services        $   -      $ 115,000      $205,000  $115,000       $1,604,400

 Common stock
issued for debt $   -      $    -         $   -     $  -           $   61,998


           GALTECH SEMICONDUCTOR MATERIALS CORPORATION
                         AND SUBSIDIARIES
                  (A Development Stage Company)
          Notes to the Consolidated Financial Statements
             September 30, 2000 and December 31, 1999


NOTE 1 -              SIGNIFICANT ACCOUNTING POLICIES

       The consolidated financial statements presented are those of Galtech Semiconductor Materials Corporation (the Company) and its wholly-owned subsidiaries Energy Research Corporation
       (ERC) and Commodity Recovery Corporation (CRC). The Company was incorporated on June 18, 1984 under the laws of the State of Utah as Versa tech, Inc. On April 30, 1985, the Company changed its name to Galtech, Inc., and on June 18, 1986, the Company changed its name to Galtech Semiconductor Materials Corporation. The Company was engaged in the manufacture of compound semiconductor materials, but ceased all operations in 1990 when a fire destroyed the Company's research and development as well as the Company's operations center. Principal operations have not yet resumed. On February 28, 1995, the Company issued 500,000 shares of common stock in exchange for 100% of the issued and outstanding common stock of CRC. On February 28, 1995, the Company issued 4,200,000 shares of common stock in exchange for 100% of the issued and outstanding shares of ERC. (Note 4)

       Energy Research Corporation (ERC) was incorporated on
       February 7, 1994 under the laws of the State of Arizona. ERC was incorporated to develop and produce alternative sources of energy.

       Commodity Recovery Corporation (CRC) was incorporated on
       October 31, 1994 under the laws of the State of Utah. CRC was incorporated to develop and market products relating to the decontamination of aflatoxin.

       At the time of acquisition of CRC and ERC, the Company was essentially inactive, with no operations and minimal assets. Neither CRC or ERC had any assets or operations. As such, the acquisition was recorded at predessor cost which was $0. The Company is the continuing entity for accounting and legal purposes.

       a.  Accounting Methods

       The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year end.

       b.  Equipment

       Depreciation of equipment is provided using the straight-line method over the estimated lives of five years.

       Maintenance and repairs of the equipment that do not improve or extend the lives of the respective assets are charged to expense as incurred. Major renewals and betterments are treated as capital expenditures and depreciated accordingly.

       When assets are retired or otherwise disposed of, or become fully depreciated, the cost of the assets and the related accumulated depreciation are removed from the accounts with any gain or loss on disposition reflected in the statement of operations.

           GALTECH SEMICONDUCTOR MATERIALS CORPORATION
                         AND SUBSIDIARIES
                  (A Development Stage Company)
          Notes to the Consolidated Financial Statements
             September 30, 2000 and December 31, 1999


NOTE 1 -              SIGNIFICANT ACCOUNTING POLICIES (Continued)

       c.  Income Taxes

       No provision for taxes has been made, due to cumulative operating losses at September 30, 2000. The Company has net operating loss carryforwards of approximately $4,563,000 which will expire by 2020. The potential tax benefits of the loss carryforwards are offset by a valuation allowance of the same amount.

       d.  Cash Equivalents

       The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

       e.  Basic Loss Per Share

                             For the Three Months Ended
                                September 30, 2000
                       Loss         Shares                  Per Share
                   (Numerator)   (Denominator)                Amount

                  $ (17,710)      14,662,370                $    (0.00)


                             For the Three Months Ended
                                September 30, 1999
                       Loss         Shares                  Per Share
                    (Numerator)  (Denominator)                Amount

                  $(156,197)      10,644,018                $    (0.02)


                             For the Nine Months Ended
                                September 30, 2000
                       Loss         Shares                  Per Share
                   (Numerator)   (Denominator)               Amount

                  $(240,244)   $  18,793,653                $    (0.02)


                             For the Nine Months Ended
                                September 30, 1999
                       Loss         Shares                  Per Share
                   (Numerator)   (Denominator)                Amount

                  $ (205,305)  $  10,644,018                 $    (0.02)


       The computations of basic loss per share of common stock is based on the weighted average number of shares outstanding during the period.

           GALTECH SEMICONDUCTOR MATERIALS CORPORATION
                         AND SUBSIDIARIES
                  (A Development Stage Company)
          Notes to the Consolidated Financial Statements
             September 30, 2000 and December 31, 1999


NOTE 1 -                       SIGNIFICANT ACCOUNTING POLICIES
(Continued)

       f. Principles of Consolidation

       The consolidated financial statements include those of Galtech Semiconductor Materials Corporation (the Company) and its 100% owned subsidiaries Energy Research Corporation and Commodity Recovery Corporation. All significant intercompany accounts and transactions have been eliminated.

        g. Use of Estimates

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       h.  Inventory

       The inventory of raw materials for crystal growing is stated at the lower of cost or market and is accounted for on a first-in-first-out basis.

       i.  Revenue Recognition

       When the Company begins operations, revenue will be recorded upon the sale and delivery of the finished products.

       j.  Unaudited Financial Statements

       The accompanying unaudited financial statements include all of the adjustments which, in the opinion of management, are necessary for a fair presentation. Such adjustments which, in the opinion of management, are necessary for a fair presentation. Such adjustments are of a normal recurring nature.

NOTE 2 -              EQUIPMENT

                                            September 30,       December 31,
                                                2000              1999
                                             (Unaudited)

       Equipment consists of the following:

       Research equipment                    $   181,187        $   181,187

       Less: accumulated depreciation           (149,568)          (122,390)

       Net Equipment                         $    31,619        $    58,797

       Amounts charged to depreciation expense were $27,178 and $27,178 for the periods ended September 30, 2000 and 1999, respectively.

          GALTECH SEMICONDUCTOR MATERIALS CORPORATION
                        AND SUBSIDIARIES
         Notes to the Consolidated Financial Statements
            September 30, 2000 and December 31, 1999


NOTE 3 -            RELATED PARTY TRANSACTIONS

    In 1999, the former president of the Company, paid expenses of $61,998 toward the stock subscription of $270,000. In March of 2000, an additional $25,000 was paid toward the stock subscription. Additionally, the current president made advances to the Company of $3,294 which bear interest at 10%, are unsecured and due on demand.

    Two other related parties made advances to the Company to cover operating expenses of $5,294, which also bear interest at 10%, are unsecured and due on demand. Thus, making total related part debt $8,588 at June 30, 2000.

NOTE 4 -            STOCK TRANSACTIONS

    On February 8, 1995, the Board of Directors approved a 20 to
    1 reverse stock split. All references to shares outstanding and earnings per share have been retroactively restated to reflect the reverse stock split.

    On February 28, 1995, the Board of Directors issued 500,000 shares of common stock to acquire Commodity Research
    Corporation (CRC). CRC has no assets or operating history and the acquisition was valued at $0.

    On February 28, 1995, the Board of Directors issued 4,200,000 shares of common stock to acquire Energy Research Corporation
    (ERC). ERC had no assets or operating history, and the acquisition was valued at predecessor cost of $0.

    In November 1995, the Company issued 125,000 shares of common stock for public relations services to be performed. The contract was canceled in December, 1995 and the stock was returned and canceled. Accordingly, the financial statements do not reflect the issuance and cancellation of the 125,000 shares.

    In 1996, the Company issued 150,000 shares of common stock for cash at $0.60 per share.

    In 1996, the Company issued 40,000 shares of common stock for a subscription receivable valued at $0.50 per share.

    In 1996, the Company issued 288,000 shares of common stock for legal and professional services rendered, valued at $1.00 per share.

    In 1997, the Company issued 1,163,700 shares of common stock for cash at $0.50 per share.

    In 1997, the Company issued 250,000 shares of common stock for services, valued at $0.50 per share.

    In 1998, the Company issued 2,970,000 shares of common stock for services valued at $0.12 per share.

          GALTECH SEMICONDUCTOR MATERIALS CORPORATION
                        AND SUBSIDIARIES
                 (A Development Stage Company)
         Notes to the Consolidated Financial Statements
            September 30, 2000 and December 31, 1999


NOTE 4 -            STOCK TRANSACTIONS (Continued)

    In 1999, the Company issued 3,000,000 shares of common stock for services valued at $0.27 per share.

    In 1999, the Company issued 1,000,000 shares of common stock for debt and subscription valued at $0.27 per share.

    In March 2000, the Company issued 200,000 shares of common stock for cash at $0.25 per share.

NOTE 5 -            COMMITMENTS AND CONTINGENCIES

    On December 18, 1992, a judgment was entered against the Company for $40,563 for non-payment of an account payable. This amount has been included in the accounts payable for June 30, 2000. The Company has written off other accounts payable which were incurred prior to 1990. The Company's legal counsel has represented that the statute of limitations for collection of the payables which were written off has expired. The Company does not intend to pay the liabilities which were written off, however there is no assurance that the creditors will not make claims against the Company.

NOTE 6 -            GOING CONCERN

    The Company's financial statements are prepared using the generally accepted accounting principles applicable to going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has little cash and without realization of additional adequate financing, it would be unlikely for the Company to pursue and realize its objective of operating profitably. The Company plans to continue the research and development process prior to the sales of its product. In the interim, management has committed to covering the operating expenses of the Company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                  DISCLOSURE
                            ----------

          During our two most recent calendar years, and since then, our principal independent accountant has not resigned or declined to stand for re-election, and we have not dismissed our principal independent accountant during that period.

          You may rely only on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of the prospectus nor the sale of common stock means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or a solicitation of an offer to buy these shares of common stock in any circumstances under which the offer or solicitation is unlawful.

                          AVAILABLE INFORMATION
                          ---------------------

          We file periodic reports with the Securities and Exchange Commission. These documents may be inspected and copied at the Public Reference Room of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for additional information. Our Commission filings are also available from the Commission's web site: http://www.sec.gov.

          We have filed a registration statement with the Commission on Form SB-2, under the Securities Act of 1933, with respect to the securities described in this prospectus. This prospectus is filed as part of the registration statement. It does not contain all of the information set forth in the registration statement and the exhibits and schedules filed with it. For further information about us and the common stock described by this prospectus, we refer you to the registration statement and to the exhibits and schedules filed with it. Copies of these documents may be inspected at or obtained from the Public Reference Branch.

                    DEALER PROSPECTUS DELIVERY OBLIGATION
                    -------------------------------------

          Until _________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

------------------------------------------------------------------------------
------------------------------------------------------------------------------

                                 PART II
              INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors And Officers
         -----------------------------------------

          Section 16-10a-902(1) of the Utah Revised Business Corporation Act authorizes a Utah corporation to indemnify any director against liability incurred in any proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

          Section 16-10a-902(4) prohibits a Utah corporation from indemnifying a director in a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in a proceeding in which the director was adjudged liable on the basis that he or she improperly received a personal benefit. Otherwise, Section 16-10a-902(5) allows indemnification for reasonable expenses incurred in connection with a proceeding by or in the right of a corporation.

          Unless limited by the Articles of Incorporation, Section 16-10a-905 authorizes a director to apply for indemnification to the court conducting the proceeding or another court of competent jurisdiction. Section 16-10a-907(1) extends this right to officers of a corporation as well.

          Unless limited by the Articles of Incorporation, Section 16-10a-903 requires that a corporation indemnify a director who was successful, on the merits or otherwise, in defending any proceeding to which he or she was a party against reasonable expenses incurred in connection with that defense.
Section 16-10a-907(1) extends this protection to officers of a corporation as well.

         Under Section 16-10a-904(1), the corporation may advance a director's expenses incurred in defending any proceeding upon receipt of an undertaking and a written affirmation of his or her good faith belief that he or she has met the standard of conduct specified in Section 16-10a-902. Unless limited by the Articles of Incorporation, Section 16-10a-907(2) extends this protection to officers, employees, fiduciaries and agents of a corporation as well.

          Regardless of whether a director, officer, employee, fiduciary or agent has the right to indemnity under the Utah Revised Business Corporation Act, Section 16-10a-908 allows the corporation to purchase and maintain insurance on his or her behalf against liability resulting from his or her corporate role.

          This is only a summary of the indemnification provisions of the Utah Revised Business Corporation Act.

          Neither our Articles of Incorporation, as amended, nor our Bylaws contain any provisions about indemnification of our directors and executive officers. However, the provisions of the Utah Revised Business Corporation Act will apply.

Item 25.  Other Expenses of Issuance And Distribution
          -------------------------------------------

          The following table sets forth the expenses which we expect to incur in connection with the registration of the shares of common stock being registered by this registration statement. All of these expenses, except for the Commission registration fee, are estimated:

     Securities and Exchange Commission registration fee........$   338.25
     Legal fees and expenses....................................$25,000
     Accounting fees............................................$ 1,250
     Printing and engraving expenses............................$     0
     Transfer agent fees........................................$   500
     Miscellaneous..............................................$   500
                                                       --------
          Total................................................$27,588.25


     Item 26.  Recent Sales of Unregistered Securities
                ---------------------------------------

     Common Stock
     ------------

                       Date              Number of           Aggregate
     Name            Acquired             Shares           Consideration
     ----            --------            ---------         -------------

Two subscribers       1/15/97             100,000           Services valued at
under Rule 504                                              $0.50 per share
offering (1)

Five subscribers      1/22/97             771,700 (2)       $385,850
under Rule 504
offering (1)

One subscriber        2/13/97             272,000           $136,000
under Rule 504
offering (1)

North American        7/31/97             150,000           $ 75,000
Corporate
Consultants, Inc. (1)

North American       11/11/97             150,000           Services valued at
Corporate                                                   $0.50 per share
Consultants, Inc. (1)

William F. Pratt (3)  6/25/98             550,000           Services valued at
                                                            $0.12 per share

Worth P. Allred (3)   6/25/98             800,000           Services valued at
                                                            $0.12 per share

S. Kent Holt (3)      6/25/98             500,000           Services valued at
                                                            $0.12 per share

Flood Thomas (1)      6/25/98              50,000           Services valued at
                                                            $0.12 per share

Jay Reynolds (1)      6/25/98              20,000           Services valued at
                                                            $0.12 per share

Jim Whiting (1)       6/25/98              10,000           Services valued at
                                                            $0.12 per share

James G. and          6/25/98              20,000           Services valued at
Tracy Davis (1)                                             $0.12 per share

C. Greg Jensen (1)    6/25/98              20,000           Services valued at
                                                            $0.12 per share

Firm International    6/25/98           1,000,000           Services valued at
Group Trust (1)                                             $0.12 per share

David R. Porter (3)    7/6/99           1,000,000           Services valued at
                                                            $0.27 per share

William Tunnell (1)    7/6/99           2,000,000           Services valued at
                                                            $0.27 per share

Russell R. Chapman (1) 7/6/99           1,000,000           Debt and subscrip-
                                                            tion valued at
                                                            $0.27 per share

Verity Global         3/24/00             200,000           $50,000
Financial, LLC (4)


           (1) Management believes that these sales were exempt from the registration requirements of the Securities Act of 1933, as amended, under Section 3(b) thereof and Rule 504 of Regulation D of the Securities and Exchange Commission. At the time of this offering, Galtech did not have to meet the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and the aggregate offering price of all securities sold in this offering did not exceed $1,000,000. Management also believes that all offers and sales under this offering complied with Rules 501 and 502 of Regulation D, with the exception of Rule 502(c) and 502(d), which do not apply to offerings under Rule 504.

           (2) A total of 30,000 of these shares were subsequently canceled.

           (3) Management believes each of these persons was an "accredited investor" as defined in Rule 501(a)(4) of Regulation D of the Securities and Exchange Commission, because each was a director or executive officer of Galtech when these shares were issued. We believe these shares were exempt from the registration requirements of the Securities Act of 1933, as amended, under the "safe harbor" provided by Rule 506 of Regulation D and
               Section 4(2) of the Securities and Exchange Commission, as the number of unaccredited purchasers did not exceed 35 and each purchaser had access to all material information about Galtech prior to the offer, sale or issuance of these "restricted securities." Nor did the offer or sale of these securities involve any general solicitation or general advertising.

           (4) Under our Securities Purchase Agreement, Verity will also become obligated to buy 800,000 "unregistered" and "restricted" shares of our common stock 90 days after the effective date of this registration statement. The purchase price will be $200,000.

          We did not use an underwriter in connection with any securities sales listed in the above table.

Item 27.  Exhibits
          --------

          The following exhibits are filed as a part of this Registration
Statement:


Exhibit
Number      Description
------      ------------

 3.1        Articles of Incorporation filed June 18, 1984*

 3.2        Articles of Amendment filed on April 30, 1985*

 3.3        Articles of Amendment filed September 9, 1986*

 3.4        Articles of Amendment filed February 24, 1995*

 3.5        Bylaws*

 5.1        Opinion of Branden T. Burningham, Esq. regarding legality*

10.1        Securities Purchase Agreement, with exhibits*

10.2        Agreement for Financial Public Relation Services*

23.1        Consent of HJ & Associates, LLC, formerly known as "Jones, Jensen
            & Company"

23.2        Consent of Branden T. Burningham, Esq.*

23.3        Consent of Sanghamitra Sen*

23.4        Consent of Ross Riches*

23.5        Consent of Worth P. Allred*

27.1        Financial Data Schedule*

            * Each of these documents was filed with Galtech's original
              Registration Statement on Form SB-2, and/or amendments filed thereto, and is incorporated herein by reference.

Item 28.  Undertakings
          ------------

          Galtech hereby undertakes:

          (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

               (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and, notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) include any additional or changed material information on the plan of distribution.

          (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

          (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

            (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, executive officers and controlling persons the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission that indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against these liabilities, other than our payment of expenses incurred or paid by any of our directors, executive officers or controlling persons in the successful defense of any action, suit or proceeding, is asserted by the director, executive officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

                            SIGNATURES
                            ----------

          In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing of Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Lindon, State of Utah, on 30 January, 2001.



                                       GALTECH SEMICONDUCTOR MATERIALS
                                       CORPORATION


                                       By /s/ William F. Pratt
                                         ------------------------------
                                         William F. Pratt
                                         CEO, President and Director

          In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


                                          /s/ William F. Pratt
                                         ------------------------------
                                         William F. Pratt
                                         CEO, President and Director


                                          /s/ S. Kent Holt
                                         ------------------------------
                                         S. Kent Holt
                                         Executive Vice President and
                                         Director


                                          /s/ Worth P. Allred
                                         ------------------------------
                                         Worth P. Allred
                                         Vice President, Research and
                                         Development, and Director


                                          /s/ David R. Porter
                                         ------------------------------
                                         David R. Porter
                                         Secretary/Treasurer and Director

                SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C.  20549

                            EXHIBITS

                                TO

                 FORM SB-2 REGISTRATION STATEMENT

                 UNDER THE SECURITIES ACT OF 1933

           GALTECH SEMICONDUCTOR MATERIALS CORPORATION

